UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.  )

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LEGALZOOM

Proxy Statement
& Notice of Annual Meeting

2024

Letter From Our CEO

Fellow Stockholders,

While 2023 was a great year for small businesses formations, the environment that small businesses operate within remains dynamic and challenging. In 2023, U.S. Census EIN data grew 8% year-over-year to a record 5.5 million new entities formed. But in the exact same year, the National Federation of Independent Business ‘Optimism Index’ leveled its 24th consecutive month below the 50-year historical average. While full-year 2023 U.S. Census EIN data was 56% above pre-Covid levels of 2019, we exited the year with small business optimism a full 11 points lower than the similar pre-Covid period. It’s both never been easier to start a business, while also being a tough environment to operate within.

We are proud to be the leading online platform for businesses formations in the United States and we believe in the long-term strength of the business formations macro. We’re also creating a modern platform where entrepreneurs rely on us after they form for legal, compliance, and financial solutions. While business formations will remain a key component of our growth strategy, our goal will be to continue to grow more independently of it.

2023 was a transformational year for LegalZoom. Many of our investments in people, infrastructure, and ultimately product, emboldened us to shift our business model. In what’s been an inflationary environment, a core goal of ours has been to make our product more affordable for all. Early in the year, we achieved that goal by removing the cost associated with forming your business. The effect of this business model shift is that we reduced our overall initial purchase by over 15% per order. The result…increasing our share of formations by 14% year-over-year and materially increasing profitability.

The solopreneur segment we serve has always been somewhere between a consumer and an established small business. Many of these ‘businesses of one’ are powered by gig platforms and are enabled by small business tools that make it simple and cost efficient to launch a business on their own. This includes the contract worker, whose presence has expanded significantly since the pandemic, with the number of full-time independent contractors more than doubling to 26 million since 20191. While the majority have not legally formed their business, they face similar liability risk and are providing a new class of prospective businesses we can serve.

Our mission is to unleash entrepreneurship… Enabling these solopreneurs to gain independence, augment income, or build a bigger business. It’s a unique customer as business failure is more common than we’d like it to be, but no great business ever began with success predetermined. Our goal is to provide solopreneurs the best chance possible to succeed, acting as their trusted advisor and providing the tools and services they need to ensure they remain compliant and operate successfully.

Financial Performance

I’m pleased with our financial performance in 2023. For the full-year, we achieved revenue of $661 million, a 7% increase year-over-year. As a result of our business model shift, we saw subscription revenue grow to $413 million, which represents growth of 15% year-over-year. We recorded net income of $14 million, or 2% of revenue, up 129% year-over-year, and full year Adjusted EBITDA2 increased 86% to $119 million, reaching an 18% margin. We exited 2023 with a strong cash position of $226 million, enabling us to both reinvest in our Company and return value to our stakeholders.

Continued Growth in Subscription Services

We have made significant progress towards our ambition to dislocate from the macro environment as we continue to shift our revenue mix to subscriptions. Since 2019, our mix of subscriptions has increased from 51% to 62% of total revenue, representing a subscription revenue CAGR of 19%. Supporting this subscription growth is the build out of our ecosystem.

Record Product Velocity

I am delighted by the talent and innovation of our team who launched a record number of post-formation products and services to support our customers in 2023. We introduced eSignature to enhance our legal forms and documents, LZ Books, a simple accounting solution that cohesively integrates with LZ Tax, and our own business licenses product, a natural extension of our existing compliance offerings. Our work didn’t stop there. Other launches in 2023 included our AI-powered legal forms summary tool DocAssist, a fully revamped legal forms library, and being one of the first to market with a new compliance service to customers to satisfy a new federally mandated reporting rule under the Corporate Transparency Act that became effective in January of 2024.

Underpinning our ecosystem is the redesigned myLZ platform, also completed in 2023, which centralizes all of our offerings in one simple experience. We now have a vibrant post-formation ecosystem with the ability to drive ongoing engagement and foster connections between our services.

1.	MBO Partners ‘State of Independence Research Report’ (2023).

2.	Adjusted EBITDA is a non-GAAP measure. See Appendix A for a definition of the measure and a reconciliation to the most directly comparable measure computed in accordance with GAAP.

Laying the Foundation for Continued Growth

Looking ahead, we plan to continue executing on our strategic priorities: scaling our business, building our ecosystem of products and subscriptions, and integrating experts into our offerings. These priorities support our overarching goals of driving share growth over the long-term and increasing the lifetime value of our customers.

Of note, this year, a key concentration is the development of our expert offerings. We have established ourselves as the trusted advisor for a small business when they form, and we want to continue to be there when it comes to their legal needs, whether business or personal. Today, we are reinvesting in our consumer products, which serve our solopreneur and consumer customers alike, as well as expanding our portfolio of legal offerings. We have all the necessary ingredients in place to create a new experience for online legal services and look forward to executing this vision.

Our investments in our technology and infrastructure, expanding base of customers and enhanced product offerings have set the foundation for us to achieve these goals. I am excited about the future opportunities in our business and believe deeply in the team we have built to attain them. On behalf of all of us, we thank you for your ongoing support.

Notice of Annual Meeting of Stockholders

DATE AND TIME: Thursday, June 6, 2024 9:00 a.m., Pacific Time	LOCATION: www.proxydocs.com/LZ	RECORD DATE: Thursday, April 11, 2024

To Our Stockholders:

We are pleased to invite you to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of LegalZoom.com, Inc. (the “Company”) on Thursday, June 6, 2024 at 9:00 a.m., Pacific Time, online via live audio webcast by visiting www.proxydocs.com/LZ. There is no physical location for the Annual Meeting.

Items of Business

At the Annual Meeting, stockholders will vote on the following matters:

1.

To elect the four director nominees named in the proxy statement as Class III directors of the Company to serve for a three-year term and until their respective successors have been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1);

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (Proposal 2);

3.	To conduct an advisory vote on the compensation of the Company’s named executive officers (Proposal 3); and

4.	To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

Record Date

Only stockholders as of the close of business on April 11, 2024 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the meeting during ordinary business hours at our principal executive offices at 954 Villa Street, Mountain View, California 94041.

Proxy Voting

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting virtually, we urge you to submit your proxy or voting instructions as soon as possible to ensure your shares are represented at the Annual Meeting. You may vote online or by phone, or, if you received paper copies of the proxy materials, by mail by following the instructions on the proxy card or voting instruction card. If you vote at the Annual Meeting, any previously submitted proxy or voting instructions will not be used.

Important Notice Regarding Internet Availability of Proxy Materials

This Notice of Annual Meeting, the Proxy Statement and our 2023

Annual Report on Form 10-K are available at www.proxydocs.com/LZ.

Copies of these proxy materials are also available on our website at

https://investors.legalzoom.com.

By Order of the Board of Directors, Nicole Miller Chief Legal Officer & Secretary Mountain View, CA April 24, 2024

i

Forward-Looking Statements

This Proxy Statement contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Proxy Statement may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this Proxy Statement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the factors discussed in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as those factors contained in our subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this Proxy Statement are based upon information available to us as of the date of this Proxy Statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Website References

Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

ii

Proxy Statement Summary

The proxy associated with this Proxy Statement is solicited by the Board of Directors of the Company. This Proxy Statement Summary highlights information contained elsewhere in this Proxy Statement, which is first being sent or made available to stockholders on or about April 24, 2024. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting.

Meeting Logistics

DATE AND TIME: Thursday, June 6, 2024 9:00 a.m., Pacific Time	LOCATION: www.proxydocs.com/LZ	RECORD DATE: Thursday, April 11, 2024

Matters To Be Voted Upon

The following table summarizes the proposals to be voted upon at the 2024 annual meeting of stockholders (the “Annual Meeting”) and the Board of Directors’ voting recommendations with respect to each proposal.

Item of Business	Board Recommendation	Page Reference
Proposal 1: Election of Directors	FOR	3
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	45
Proposal 3: Advisory Vote on Named Executive Officer Compensation	FOR	47

Board of Directors Snapshot

Name	Age	Principal Occupation	Director Since	Other U.S. Public Company Boards	Committee Membership(s)
Elizabeth Hamren	52	Chief Executive Officer, Ring, Inc. (a subsidiary of Amazon.com, Inc.)	2021	1	Compensation
John Murphy†	55	Former Executive Vice President and Chief Financial Officer, Adobe Inc.	2021	2	Audit (Chair) Nominating
Jeffrey Stibel*	50	Partner, Bryant Stibel & Company	2014	-	Nominating (Chair)
Neil Tolaney	41	General Partner, Technology Crossover Venture	2022	-	Audit
Christine Wang†	37	Partner, Francisco Partners	2019	-	Audit Compensation (Chair)
Sivan Whiteley	47	Former Chief Legal Officer and Corporate Secretary, Block, Inc.	2022	-	Nominating Compensation
Dan Wernikoff	52	Chief Executive Officer, LegalZoom.com, Inc.	2019	-	-

† Audit Committee Financial Expert   * Chair of the Board

Director Independence	Gender Diversity	Racial / Ethnic Diversity

86% of directors are independent	3 female directors	2 racially / ethnically diverse directors

LegalZoom.com, Inc. 2024 PROXY STATEMENT	1

Corporate Governance Highlights

We are committed to sound corporate governance practices that promote the long-term interests of our stockholders. Some of our key corporate governance practices and policies are summarized below, which are each as of the date of this Proxy Statement.

Board Oversight

+ Board-level oversight over succession planning + Regular strategic updates from CEO	+ Board-level oversight over ESG	+ Board-level oversight over cybersecurity

Board Structure & Composition

+ 86% of directors are independent + Commitment to diverse director candidate pool + Standing Board committees composed solely of independent directors	+ Independent Chair of the Board + Average director tenure of 4 years, with 86% of directors appointed since 2019 + No director serves on more than 3 public company boards, including LegalZoom	+ 43% of directors are female + 29% of directors are racially / ethnically diverse + 1 director identifies as LGBTQ+ + The Compensation Committee is chaired by a female

Other Corporate Governance Practices

+ Annual Board and committee evaluations + No hedging or pledging of Company stock + Numerical limit on outside public company board memberships	+ Annual performance evaluation of each named executive officer, which is tied to compensation decisions + No poison pill + Clawback policy	+ Robust stock ownership guidelines for eligible non-employee directors (5x annual retainer) + Single class share structure

2	2024 PROXY STATEMENT LegalZoom.com, Inc.

Proposal 1:

Election of Directors

Our Board currently consists of seven directors. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) classify our Board of Directors into three classes of directors, serving staggered three-year terms of office, as follows:

Class I directors with terms expiring at the 2025 annual meeting of stockholders	Class II directors with terms expiring at the 2026 annual meeting of stockholders	Class III directors with terms expiring at the Annual Meeting
Neil Tolaney Christine Wang	Sivan Whiteley	Elizabeth Hamren John Murphy Jeffrey Stibel Dan Wernikoff

The directors designated as Class III directors have terms expiring at the Annual Meeting. On the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of our Board, our Board selected Ms. Elizabeth Hamren, Mr. John Murphy, Mr. Jeffrey Stibel and Mr. Dan Wernikoff as nominees for election to our Board at the Annual Meeting as Class III directors to serve for a term of three years until our 2027 annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification.

Each of the director nominees is standing for election to our Board for the first time. Each of Ms. Hamren and Mr. Murphy joined our Board in 2021 and was initially identified as a director candidate by Russell Reynolds, a third-party search firm. Mr. Stibel joined our Board in 2014 and was initially identified as a director candidate by Brian Liu, one of our co-founders. Mr. Wernikoff joined our Board in 2019 in connection with his appointment as our Chief Executive Officer.

Each of Ms. Hamren and Messrs. Murphy, Stibel and Wernikoff has consented to being named in this Proxy Statement and to serve as a director if elected. We have no reason to believe that Ms. Hamren or Messrs. Murphy, Stibel or Wernikoff will be unable for any reason or unwilling for good cause to serve if elected. In the event any of Ms. Hamren or Messrs. Murphy, Stibel or Wernikoff is unable for any reason or unwilling for good cause to serve at the time of the Annual Meeting, the persons who are designated as proxy holders may exercise discretionary authority to vote for a substitute nominee selected by our Board or our Board may reduce the number of directors on the Board.

Director Independence

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has affirmatively determined that each of Elizabeth Hamren, John Murphy, Jeffrey Stibel, Neil Tolaney, Christine Wang and Sivan Whiteley is an independent director in accordance with applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”). Mr. Wernikoff is not an independent director due to his service as our Chief Executive Officer. In addition, the Board previously affirmatively determined that each of Dipanjan Deb, Brian Ruder and Dipan Patel were independent during the periods in 2023 during which they served on the Board. Neither Mr. Deb nor Mr. Ruder stood for re-election at our 2023 annual meeting of stockholders held in June 2023. Mr. Patel resigned from the Board on November 13, 2023.

In making the foregoing independence determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of shares of our common stock by each non-employee director.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	3

Board Composition

While the Nominating Committee does not prescribe a diversity policy or standard, as a matter of practice, the Company believes that a diverse Board is an effective Board. This diversity – across gender, tenure, age, race/ethnicity, and experience – brings with it a diversity of ideas and perspectives that support the Board’s role in overseeing the Company’s ongoing strategic objectives. The information below is as of the date of this Proxy Statement.

Age Distribution	Gender Diversity	Racial / Ethnic Diversity	LGBTQ+	Tenure
47 Average Age Age Range: 37 - 55	43% women	29% racially / ethnically diverse	1 director identifies as LGBTQ+	4 years Average Tenure

Class III Director Nominees

Age Director Since 52 2021 Committees: Compensation Committee

Elizabeth Hamren

Elizabeth (Liz) Hamren has served as Chief Executive Officer of Ring, Inc., the smart doorbell and home security technology company acquired by Amazon, Inc., since March 2023. Previously, Ms. Hamren served as Chief Operating Officer of Discord Inc., a private company providing voice, video and text communication services, from December 2021 to March 2023. Prior to joining Discord, Ms. Hamren was Corporate Vice President for Gaming Experience & Platforms at Microsoft Corp., a multinational technology corporation, from May 2018 to December 2021, where she ran product and engineering for Xbox’s consumer products and services including Game Pass, all Xbox hardware and platform software, and PC experience, and as Corporate Vice President, Devices at Microsoft from March 2017 to April 2018. Prior to joining Microsoft, Ms. Hamren was Head of Global Marketing and Sales for Oculus at Meta Platforms, Inc. (formerly Facebook, Inc.) from August 2015 to March 2017, and was Vice President of Marketing at Dropcam, Inc. from November 2012 to October 2014. She has previously held executive roles at Plantronics, Jawbone, and OQO, Inc. Ms. Hamren serves on the board of directors and as a member of the compensation committee and the cybersecurity and data privacy committee of Hasbro, Inc. Ms. Hamren holds a B.S.E in civil engineering and operations research from Princeton University and an M.B.A. from Harvard Business School.

Qualifications

Ms. Hamren’s executive leadership experience in digital products and marketing, along with her knowledge of the technology industry and the small business segment, qualifies her to serve on our Board of Directors.

Other Current Public Company Directorships

Hasbro, Inc. (Nasdaq: HAS)

4	2024 PROXY STATEMENT LegalZoom.com, Inc.

Age Director Since 55 2021 Committees: Audit Committee Nominating Committee

John Murphy

John Murphy served as the Executive Vice President and Chief Financial Officer of Adobe Inc., a multinational computer software company, from April 2018 until October 2021, and served as Adobe’s Senior Vice President, Chief Accounting Officer and Corporate Controller from March 2017 until April 2018. Prior to joining Adobe, Mr. Murphy served as Senior Vice President, Chief Accounting Officer and Corporate Controller of Qualcomm Incorporated from September 2014 to March 2017. He previously served as Senior Vice President, Controller and Chief Accounting Officer of DIRECTV Inc. from November 2007 to August 2014, and Vice President and General Auditor of DIRECTV from October 2004 to November 2007. Prior to joining DIRECTV, he worked at several global companies, including Experian, Nestle, and Atlantic Richfield (ARCO), in a variety of finance and accounting roles. Mr. Murphy currently serves on the board of directors and as chair of the audit committee of Pure Storage, Inc., and on the board of directors of Roper Technologies, Inc. He served as Director of DirecTV Holdings LLC from November 2007 until August 2014. He holds an M.B.A. from the Marshall School of Business at the University of Southern California, and a B.S. in Accounting from Fordham University.

Qualifications

Mr. Murphy’s extensive experience in finance and accounting, as well as his background in the technology sector, qualifies him to serve on our Board of Directors.

Other Current Public Company Directorships

Pure Storage, Inc. (NYSE: PSTG)

Roper Technologies, Inc. (Nasdaq: ROP)

Chair of the Board Age Director Since 50 2014 Committees: Nominating Committee

Jeffrey Stibel

Jeffrey Stibel has served as Chair of our Board since October 2018 and has served on the board of directors since October 2014. Mr. Stibel has been a partner of Bryant Stibel & Company, an investment and strategic advisory platform, since January 2013. Mr. Stibel also serves as a member of the board of directors of a number of privately held companies and non-profit entities. He was previously a USA Today columnist and author of The New York Times bestseller Breakpoint (Macmillan: 2013) and Wired for Thought (Harvard Business Press: 2009). Mr. Stibel served as the President, Chief Executive Officer and Chairman of the Dun & Bradstreet Credibility Corporation from July 2010 to July 2015, and as Vice Chairman of Dun & Bradstreet Corporation (NYSE) from July 2015 to March 2018. Prior to that, Mr. Stibel was President and Chief Executive Officer of Web.com, Inc. (Nasdaq). From December 2006 to January 2019, Mr. Stibel served as a member of the board of directors of AutoWeb, Inc. (Nasdaq). He holds a B.S. in psychology, philosophy, and cognitive science from Tufts University and an M.Sc. in cognitive science from Brown University, where he was the recipient of a Brain and Behavior Fellowship while studying for a Ph.D. Mr. Stibel also received an honorary doctorate of business from Pepperdine University.

Qualifications

Mr. Stibel’s experience as an executive officer of various online technology companies combined with his experience serving on the boards of directors of multiple public companies qualifies him to serve on our Board of Directors.

Other Current Public Company Directorships

None

LegalZoom.com, Inc. 2024 PROXY STATEMENT	5

Chief Executive Officer Age Director Since 52 2019 Committees: None

Dan Wernikoff

Dan Wernikoff has served as our Chief Executive Officer since October 2019. From March 2019 to August 2019, Mr. Wernikoff served as a Venture Partner at TCV. From 2003 to October 2018, Mr. Wernikoff held various general manager roles at Intuit Inc., an American business software company that specializes in financial software, most recently serving as Executive Vice President and General Manager of Intuit’s Consumer Tax Group from May 2016 to May 2018. Before that role he was the General Manager of the Small Business Group from May 2014 to May 2016. He also served as the General Manager of QuickBooks from August 2010 to May 2014. Prior to his various general manager roles, Mr. Wernikoff held various product and marketing leadership positions while at Intuit. Mr. Wernikoff holds a B.S. in Finance from Miami University, and an M.B.A. from the Katz Graduate School of Business at the University of Pittsburgh.

Qualifications

Mr. Wernikoff’s extensive knowledge of our Company as Chief Executive Officer, his management background and experience in the online technology industry qualifies him to serve on our Board of Directors.

Other Current Public Company Directorships

None

6	2024 PROXY STATEMENT LegalZoom.com, Inc.

Continuing Directors

Age Director Since 41 2022 Committees: Audit Committee

Neil Tolaney

Neil Tolaney is a General Partner at Technology Crossover Ventures (“TCV”), a growth equity firm focused on investments in public and private technology companies. Mr. Tolaney first joined TCV in 2011 and served as Vice President, Growth Equity from 2011 to 2013 and rejoined in March 2020. Prior to rejoining TCV in 2020, Mr. Tolaney was a Deal Partner at Francisco Partners from 2016 to 2020 and Managing Director at PersonalizationMall.com from 2013 to 2016. Mr. Tolaney holds a B.A. in Economics and Political Science, magna cum laude, from Yale University and an M.B.A. from Harvard Business School.

Qualifications

Mr. Tolaney’s private equity expertise and his investing and operating experience in the consumer internet space qualifies him to serve on our Board of Directors.

Other Current Public Company Directorships

None

Age Director Since 37 2019 Committees: Audit Committee Compensation Committee

Christine Wang

Christine Wang serves as a partner at Francisco Partners Management, L.P. (“Francisco Partners”), a global investment firm specializing in partnering with technology and technology-enabled businesses, and has been with Francisco Partners since August 2015. Prior to joining Francisco Partners, Ms. Wang was an associate at Advent International where she evaluated investments in the business services, financial services, and technology sectors. Earlier in her career, she was an investment banker in the Financial Institutions Group at J.P. Morgan. Ms. Wang also serves on the board of directors of a number of privately held technology companies. Ms. Wang holds a B.A. in economics and East Asian languages and cultures from Columbia University and an M.B.A. from the Stanford Graduate School of Business.

Qualifications

Ms. Wang’s private equity expertise combined with her experience serving on the boards of directors of privately held companies qualifies her to serve on our Board of Directors.

Other Current Public Company Directorships

None

LegalZoom.com, Inc. 2024 PROXY STATEMENT	7

Age Director Since 47 2022 Committees: Nominating Committee Compensation Committee

Sivan Whiteley

Sivan Whiteley previously served as Chief Legal Officer and Corporate Secretary of Block, Inc. (formerly Square, Inc.), a global technology company with a focus on financial services, from December 2021 to February 2023, where she oversaw a worldwide team responsible for the company’s legal, regulatory, public policy & communications, compliance, and security operations. Ms. Whiteley first joined Block, Inc. in December 2013 and previously served as Block, Inc.’s legal Director, then Block’s Associate General Counsel, as well as its General Counsel and Corporate Secretary from March 2018 to November 2021. Prior to joining Block, Inc., Ms. Whiteley served as Associate General Counsel at Better Place, Inc., as Commercial and Product Counsel at eBay Inc., and was a litigator at Bingham McCutchen LLC. Ms. Whiteley holds a B.A., magna cum laude, in Political Science from the University of California, San Diego, and a J.D., cum laude, from Harvard Law School.

Qualifications

Ms. Whiteley’s experience with legal, regulatory and compliance and her work with small business providers, as well as her experience with governance in her former role as Chief Legal Officer at Block, Inc. qualifies her to serve on our Board of Directors.

Other Current Public Company Directorships

None

Vote Required

Director nominees are elected by a plurality of the votes present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors, which means that the four nominees who receive the highest number of votes cast “For” such nominees will be elected as directors. Stockholders may vote “For” or “Withhold” their vote from one or more of the director nominees. Any shares voted “Withhold” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election of directors.

Our Board unanimously recommends a vote “FOR” the election to the Board of Directors of each of the Class III director nominees.

8	2024 PROXY STATEMENT LegalZoom.com, Inc.

Our Corporate Governance

Committees of the Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Each of our Board’s standing committees acts under a written charter. Copies of the committees’ charters are available on our website at https://investors.legalzoom.com.

Below is a summary of our current committee structure and membership information, followed by brief descriptions of each committee’s roles and responsibilities:

	Audit Committee	Compensation Committee	Nominating Committee

Elizabeth Hamren		●

John Murphy	Chair		●

Jeff Stibel			Chair

Neil Tolaney	●

Christine Wang	●	Chair

Sivan Whiteley		●	●

Meetings in 2023	10	6	2

Audit Committee

Chair: John Murphy Members: Neil Tolaney Christine Wang

Duties and Responsibilities:

The principal duties and responsibilities of our Audit Committee include, among other things:

•   selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•   helping to ensure the independence and performance of the independent registered public accounting firm;

•   helping to maintain and foster an open avenue of communication between management and the independent registered public accounting firm;

•   discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•   developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•   overseeing the adequacy and effectiveness of the Company’s information security policies and practices, as well as overseeing risks related to cybersecurity;

•   reviewing our policies on risk assessment and risk management;

•   reviewing and approving related party transactions;

•   obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•   pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

Qualifications:

The Board of Directors has determined that each member of the Audit Committee meets the independence requirements set forth by the Securities and Exchange Commission (the “SEC”) and the Nasdaq listing standards for membership on the Audit Committee. Each member of our Audit Committee is also financially literate in accordance with the Nasdaq listing standards. In addition, our Board of Directors has determined that each of John Murphy and Christine Wang qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	9

Compensation Committee

Chair: Christine Wang Members: Elizabeth Hamren Sivan Whiteley

Duties and Responsibilities:

The principal duties and responsibilities of our Compensation Committee include, among other things:

•  evaluating and approving the CEO terms of employment and compensation plans (including salary, annual cash incentive and equity incentive plans);

•  evaluating and approving executive officer terms of employment and compensation plans (including salary, annual cash incentive and equity incentive plans), with the assistance of the CEO;

•  periodically reviewing CEO and executive officer (with assistance from the CEO) goals and performance, and approving cash incentive pay, base pay adjustments and equity refreshes according to performance;

•  reviewing and approving incentive plan design, corporate performance goals for incentive plans and the achievement of those corporate performance goals;

•  reviewing and approving, or recommending that our Board of Directors approve, equity plans and policies or other non-cash incentive compensation;

•  reviewing and recommending to our Board the compensation of our directors;

•  selecting and retaining compensation consultants and outside service providers and advisors;

•  reviewing overall philosophies, practices and policies of employee compensation as they relate to risk management and risk-taking incentives; and

•  evaluating the efficacy of the Company’s compensation policy and strategy in achieving gender and racial pay parity, positive social impact and attracting and retaining a diverse workforce.

Qualifications:

The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements set forth by the Nasdaq listing standards. In addition, each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Corporate Governance Committee

Chair: Jeff Stibel Members: John Murphy Sivan Whiteley

Duties and Responsibilities:

The principal duties and responsibilities of our Nominating Committee include, among other things:

•  identifying, evaluating, and selecting, or recommending that our Board approve, nominees for election to our Board of Directors and its committees;

•  approving the retention of director search firms;

•  reviewing and evaluating succession plans for executive officers;

•  considering and making recommendations to our Board regarding the composition of our Board of Directors and its committees;

•  overseeing the annual evaluation the performance of our Board of Directors and the Board’s committees;

•  evaluating the adequacy of our corporate governance practices and reporting; and

•  overseeing our environmental, social and governance policies and practices and policies.

Qualifications:

The Board of Directors has determined that each member of the Nominating Committee meets the independence requirements set forth by the Nasdaq listing standards.

10	2024 PROXY STATEMENT LegalZoom.com, Inc.

Director Attendance

Our Board met five (5) times in 2023. In 2023, each of our current directors attended at least 75% of the meetings of our Board of Directors and the respective committees of which he or she was a member held during the period such individual was a director during the year ended December 31, 2023. In addition, directors are expected to attend the Annual Meeting absent unusual circumstances. All of our directors who were then serving on the Board attended the 2023 annual meeting of stockholders.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board will appoint the Chair of the Board and the Company’s Chief Executive Officer in the manner that it determines to be in the best interests of the Company and our stockholders and in accordance with Company’s stockholder agreements, as applicable. Currently, the roles of Chair of the Board and Chief Executive Officer are separated, with Dan Wernikoff serving as our Chief Executive Officer and Jeff Stibel, an independent director, serving as our Chair of the Board. Our Board believes that this leadership structure currently best serves the Board’s ability to carry out its roles and responsibilities on behalf of our stockholders. The Board believes this structure provides an effective balance between strong company leadership and oversight by independent directors. This leadership structure enables our Chief Executive Officer to focus on our business strategy and operations, while leveraging our independent Chair’s experience and allowing him to focus on governance of our Board.

Our Board of Directors acknowledges that no single leadership model is right for all companies at all times. As such, the Nominating Committee periodically reviews our leadership structure to determine whether it continues to best serve the Company and its stockholders and will make recommendations to the Board as appropriate.

Director Nomination Process

Our Board determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Nominating Committee periodically reviews, and recommends to our Board, the skills, experience, characteristics and other criteria for identifying and evaluating directors. When considering director nominees, including incumbent directors for re-election, the Nominating Committee uses the criteria approved by the Board from time to time. The Board reviews director candidates in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of the Company’s stockholders.

The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, and the ability to understand the Company’s industry and business. In considering candidates recommended by the Nominating Committee, the Board also considers other factors, such as:

•	possessing relevant expertise upon which to be able to offer advice and guidance to management;
•	having sufficient time to devote to the affairs of the Company;
•	demonstrating excellence in his or her field;
•	having the ability to exercise sound business judgment;
•	experience as a Board member or executive officer of another publicly held company;
•	having a diverse personal background, perspective and experience; and
•	having the commitment to rigorously represent the long-term interests of the Company’s stockholders.

The Company endeavors to have a Board representing diverse backgrounds and a wide range of professional experience in areas that are relevant to the Company’s business and its status as a public company. Accordingly, the Board is committed to seeking out highly qualified candidates of diverse gender and race, as well as taking into account other factors that promote principles of diversity, including diversity of a candidate’s perspective, background, nationality, age, sexual orientation, and other demographics.

The Nominating Committee solicits ideas for possible director candidates from a number of sources, including members of the Board, our Chief Executive Officer and other senior-level executive officers and our outside advisors. The Nominating Committee may also engage professional search firms from time to time to assist it in identifying potential director candidates.

The Nominating Committee will also consider director candidates recommended by LegalZoom’s stockholders. Any stockholder who wishes to recommend director nominees for consideration by our Nominating Committee, but does not wish to present such proposal at an annual meeting of stockholders, may do so by sending each proposed director candidate’s name and a description of his or her qualifications for Board membership to the Chair of the Nominating Committee no later than January 1 prior to the next annual meeting of stockholders by sending an email to investor@legalzoom.com or in writing, c/o our Chief Legal Officer, LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041. The recommendation must contain all of the information regarding the nominee required under the “advance notice” provisions of our Bylaws. Each recommended director candidate must also provide a list of references and agree (i) to be interviewed by members of the Nominating Committee or other directors in the discretion of the Nominating Committee and (ii) to a background check or other review of his or her qualifications.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	11

The Nominating Committee will evaluate director candidates recommended by stockholders in the same manner in which it evaluates other director candidates.

Director Nomination Rights

In June 2021 in connection with our initial public offering (“IPO”), we entered into a director nomination agreement (the “Director Nomination Agreement”) with each of (i) LucasZoom, LLC (collectively with its affiliated investment entities, “Permira”) and (ii) FPLZ I, L.P. and FPLZ II, L.P. (together with FPLZ I, L.P. and their affiliated investment entities, “FP”, and together with Permira, the “Lead Sponsors”) to provide certain rights with respect to their ability to designate members of our Board of Directors (the “Sponsor Designees”).

Pursuant to the Director Nomination Agreement, we have the obligation to support the nomination of, and to cause our Board to include in the slate of nominees recommended to our stockholders for election, a number of designees equal to at least: (i) two individuals for so long as each Lead Sponsor continuously from the time of the completion of the IPO beneficially owns shares of common stock representing at least 50% of the shares of common stock owned by such Lead Sponsor immediately following the completion of the IPO and (ii) one individual for so long as each Lead Sponsor continuously from the time of the completion of the IPO beneficially owns shares of common stock representing at least 25% but less than 50% of the shares of common stock owned by such Lead Sponsor immediately following the completion of the IPO. In November 2023, Permira ceased to beneficially own any shares of our common stock and, as a result, lost its right to nominate a director to the Company’s Board of Directors under the Director Nomination Agreement. Ms. Wang, a Class II director nominated as a Sponsor Designee by FP in connection with our IPO, continues to serve on our Board.

The nomination of each Sponsor Designee is subject to the reasonable and good faith determination of a majority of our disinterested directors, after consultation with our outside legal counsel, that such Sponsor Designee is qualified to serve as a member of our Board under applicable laws, the rules of Nasdaq, our Bylaws and any of our Company policies. If a Sponsor Designee resigns from his or her seat on our Board or is removed or does not become a director for any reason, the vacancy will be filled by the election or appointment of another Sponsor Designee of the applicable Lead Sponsor, subject to compliance with applicable laws, rules and regulations.

Nasdaq Board Diversity Matrix

The information below is as of the date of this Proxy Statement:

Nasdaq Board Diversity Matrix
Total Number of Directors:	7
	Female	Male
Part I: Gender Identity
	3	4
Part II: Demographic Background
Asian	1	1
White	2	3
LGBTQ+	1

12	2024 PROXY STATEMENT LegalZoom.com, Inc.

Risk Oversight

FULL BOARD OF DIRECTORS

Our full Board is responsible for overseeing the management of major risks facing the Company and the establishment and maintenance of processes and controls to manage these risks. In addition, our three standing committees regularly report to the full Board with updates on their areas of designated risk oversight responsibilities.

AUDIT COMMITTEE

•  Assist the Board in fulfilling its oversight responsibility relating to the Company’s major risk exposures.

•  Oversees the Company’s enterprise risk management (“ERM”) process; meets regularly with representatives of the Company’s ERM Committee and independent registered public accounting firm to discuss the Company’s ERM activities.

•  Oversees the Company’s cybersecurity risks.

•  Reviews and oversees policies related to the Company’s investments, cash and foreign exchange management and major financial risk exposures.

•  Monitors compliance with legal and regulatory requirements.

•  Responsible for reviewing and approving or disapproving any related party transactions.

COMPENSATION COMMITTEE

•  Reviews and oversees risks arising from our compensation policies and practices.

•  Ensures performance goals and incentive plan structure do not contribute to excessive risk taking by senior executives and employees.

•  Ensures we have appropriate practices and policies in place to support the retention and development of the talent necessary to achieve our business goals and objectives.

NOMINATING COMMITTEE

•  Oversees risks related to the composition and structure of the Board and its committees.

•  Review risks relating to our corporate governance practices.

•  Oversees our ESG policies and practices and any related risks.

•  Oversees the Company’s CEO and executive officer succession planning.

MANAGEMENT TEAM

Our management is responsible for the day-to-day oversight and management of strategic, operational, legal, compliance, cybersecurity, data privacy and financial risks.

We have a management-level ERM Committee, which includes our Chief Financial Officer and Chief Product and Technology Officer and is chaired by our Chief Legal Officer. The ERM Committee meets monthly and is responsible for establishing and maintaining the Company’s ERM framework and identifying, assessing, managing and mitigating risks in all areas of the Company’s business. Our ERM Committee categorizes risks and, within each category, seeks to identify and remediate risks and promote monitoring and reporting across compliance functions. The Chair of the ERM Committee or her delegate reports at least semi-annually to the Audit Committee to provide updates concerning the risks facing the Company, along with updates regarding the mitigation and responsive activities underway to address such risks.

In addition, our Chief Information Officer and Director of Information Security report at least twice per year to the Audit Committee regarding cybersecurity and data privacy risk management processes and activities, and on the adequacy and effectiveness of the Company’s information security policies and practices and internal controls regarding information security. See “Item 1C. Cybersecurity” in our Annual Report on Form 10-K for the year ended December 31, 2023 and filed with the SEC on February 29, 2024 for additional information.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	13

Annual Board & Committee Evaluations

The Nominating Committee oversees an annual evaluation of the performance of the Board, including each committee of the Board. The evaluation process is designed to assess the overall effectiveness of the Board and its committees and to identify opportunities for improving Board and Board committee operations and procedures.

Executive Sessions

In order to promote open discussion among independent directors, our Board holds regular executive sessions of independent directors, which sessions are chaired by our independent Chair of the Board. Each standing committee of the Board also holds regular executive sessions without management present.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted on our corporate website at https://investors.legalzoom.com. To the extent required by rules adopted by the SEC and Nasdaq, we intend to promptly disclose amendments to our Code of Business Conduct and Ethics, or waivers of such provisions granted to executive officers and directors, on this website.

Corporate Governance Guidelines

Our Board has adopted principles of corporate governance to formalize its governance practices, which serve as a framework within which our Board and its committees operate. These principles cover a number of areas, including the role of our Board of Directors, its composition and leadership structure, director independence, director selection, qualification and election, director compensation, executive sessions, CEO evaluation, succession planning, annual Board assessments, Board committees, director orientation and continuing education and others. A copy of our Corporate Governance Guidelines is available on our website at https://investors.legalzoom.com.

Overboarding Policy

Our Corporate Governance Guidelines provide that directors may not serve on the board of more than four public companies, including our Board of Directors. In addition, directors who are executive officers of public companies may not serve on the boards of more than one other public company, in addition to our Board of Directors.

Anti-Hedging and Pledging Policy

Our Insider Trading Policy specifically prohibits our directors and officers and members of their immediate families and households and such persons’ controlled entities from engaging in short sales, transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities, and hedging transactions. Our Insider Trading Policy also prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or on our Compensation Committee.

Communications with Directors

Stockholders and other interested parties who wish to communicate with our Board or any individual director may send a written communication to the Board or such director c/o LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041, Attn: Chief Legal Officer. The Chief Legal Officer will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations, or is unduly hostile, threatening or similarly inappropriate.

14	2024 PROXY STATEMENT LegalZoom.com, Inc.

Mission Statement & Operating Values

Our mission, Unleash Entrepreneurship, represents how we help remove barriers from the beginning of the entrepreneurial journey, and is a summary of our core beliefs that:

•	Everyone should have affordable access to legal and financial expertise
•	Entrepreneurs should be empowered with the tools to make their dreams a reality
•	Being an entrepreneur should be hassle-free for you and your family

To deliver on our mission, we are focused on instilling the following operating values in all we do:

Lift Each Other Up
We build great teams by recognizing, motivating, and inspiring each other. We realize that we can’t do it alone, and success comes from working together as one team. We embrace a diversity of perspectives and celebrate our differences and our achievements together. We lead with empathy and respect, and we’re committed to each other’s success.
Champion our Customers

Our customers are at the center of everything we do, and we’re laser focused on being a trusted partner at every step of their journey. We work tirelessly to provide access to the tools and expertise people need to start and grow their businesses. We understand and constantly think about our customers’ most critical challenges today so we can make their businesses more successful and hassle-free tomorrow.
See the Whole Picture

We’re relentlessly curious and strive to see how everything fits together. We’re constantly connecting the dots and leaning in to create a flawless end-to-end experience. We’re always thinking beyond our own piece of the puzzle. We collaborate with one another to understand the impacts of our decisions. We think big — but we know that every detail of our customers’ experience matters.
Focus on Results

We are all owners of our business results. We set measurable goals, track progress regularly, and hold each other accountable. We aren’t afraid to take big chances and make some mistakes that we’ll learn and grow from — just like our customers do. We keep an entrepreneurial mindset, never settle for how it’s always been done, and keep pushing boundaries until we find a better way forward. We focus our time on impactful work to deliver outstanding results for our customers.
Keep It Simple

We communicate clearly and directly to make sure our message can be understood with no confusion. We incorporate others’ views, actively listen to new ideas, and embrace inquiry and debate. We value transparent, inclusive, and respectful communication to build and maintain trust with each other and our customers.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	15

Social Impact and Human Capital Management

Our mission of Unleashing Entrepreneurship informs all that we do, from serving our customers, to providing a pathway to entrepreneurship in underrepresented communities. Our commitment to social good extends to environmental, social, and governance (“ESG”) matters, and guides how we do business, foster trust, and build long-term value.

At the Board level, our Nominating Committee has overall responsibility for overseeing the Company’s ESG activities in coordination with other committees and the full Board, as appropriate. The Compensation Committee has overall responsibility for human capital management related matters. Below are some recent highlights of our social impact and human capital management strategies and initiatives.

Social Impact

Our social impact efforts focus on providing current and aspiring small business owners in underrepresented communities with vital resources to help them thrive, and supporting our employees’ passion of participating in and supporting causes they care about most. Our external partnerships and programs aim to lift up entrepreneurs through funding, donated product, and volunteerism.

Programs

Fast Break for Small Business

Fast Break for Small Business is a multi-year, national partnership with the NBA, WNBA, and NBA G League that commits $6 million in grants and LegalZoom services to small businesses in underserved communities. Since the program launched in 2021, Fast Break for Small Business has granted $1,500,000 to 150 small business owners and provided nearly 4,000 small business owners access to free LegalZoom services. The program has impacted entrepreneurs from 48 states including the District of Columbia. Of the grantees awarded thus far, 92% identify as people of color and 60% identify as woman-owned.

Partnerships

Accion Opportunity Fund (AOF)

AOF provides financial support, loans, coaching, and educational resources for small businesses that advance racial, gender, and economic justice. Since 2021, LegalZoom has partnered with AOF by supporting its Loan Relief Fund during the pandemic and funding research to better understand the needs of Black-owned small businesses. AOF also serves as grant administrator for our Fast Break for Small Business program.

Defy Ventures

Defy Ventures works to shift mindsets to give people with criminal histories their best shot at a second chance through career readiness, personal development, and entrepreneurship training programs offered in prisons and in the community. Since 2021, LegalZoom has funded Defy Ventures’ in-prison programming at the Central California Women’s Facility, its post-release Entrepreneurship Pathways Program, and its new Mental Health & Wellbeing practice. LegalZoom has also provided microgrants to Defy graduates and we continue to donate product for Defy graduates to use when they start their own small businesses.

University of Southern California Marshall School of Business

University of Southern California’s Marshall School of Business (USC) houses the Master of Science in Social Entrepreneurship (MSSE) program, which provides students with concrete business skills as the foundation with which to address critical global issues from a solutions-based perspective. Through USC, LegalZoom created a $30,000 scholarship for the school’s Brittingham Social Enterprise Lab (BSEL)—one of the only Master’s programs in the U.S. dedicated to social entrepreneurship.

16	2024 PROXY STATEMENT LegalZoom.com, Inc.

Human Capital

Employee Engagement	Total Rewards

•   Received BuiltIn’s “Best Places to Work” awards in 2023 (Austin and Los Angeles) and 2024 (Austin, Los Angeles and Remote)

•   83% overall satisfaction (OSAT) for employees with over 85% of employees participating in our 2023 annual engagement survey

•   Peer-based rewards and recognition program

•   Bi-annual Zoomie Awards, recognizing top performers and leaders company-wide

•   Annual Impact Week of giving and volunteerism

•   Company-wide virtual and in-person events, including guest speakers, community, and culture celebrations

•   Since the launch of our giving platform in 2022, employees have donated over $100,000 to more than 1,000 causes. With LegalZoom matching, the total donated is approximately $227,000

•   Over 3,000 community service paid time off hours used by employees in 2023

•   Received Comparably’s “Best Company for Perks and Benefits” award in 2023

•   Performance-based bonus or incentive program for 100% of employees

•   Best-in-class holistic wellness benefits, including providing U.S. employees with a free option for individual core medical, dental, and vision plans; 401(k) matching; time-off; and free access to mental healthcare, lifestyle perks, and fitness options

•   93% of employees are enrolled in our benefits programs

•   A remote-first work policy, which results in a predominantly remote workforce

•   Employee giving program: 2 days paid time off for community service and $500 in annual donation matching

•   All U.S. employees who work at least 20 hours per week are eligible to participate in our ESPP (1,075 employees were eligible to participate in our most recent period)

Growth & Development	Diversity, Equity & Inclusion

•   Received Comparably’s “Best Company Leadership” award in 2023

•   Anytime, anywhere learning with on-demand courses from Cornerstone, LinkedIn Learning, SkillSoft, and Udemy

•   Customizable Personal Development Plans to support employee career planning and development

•   Quarterly check-in conversations to support employee development and performance, reinforced with annual, written performance reviews

•   People leader workshops to develop leaders

•   Included on Newsweek’s “America’s Greatest Workplaces for Diversity” and “America’s Greatest Workplaces for Women” in 2024

•   7 Employee Resource Groups, chaired by senior leadership: Pride Zoomer Alliance Network, Lift Every Voice Black Network, RiseUp Women’s Network, Women in Tech Network, Nos Unimos LatinX Network, Asian American Pacific American Zoomer Association, and LZ Veterans

•   43% of senior leadership team are women and 43% are racially/ethnically diverse

•   Diverse Board: 3 women directors, 2 racially/ethnically diverse directors and 1 LGBTQ+ director

•   Benefits to support diversity: Parental leave, gender affirming services, and fertility coverage for U.S. employees

LegalZoom.com, Inc. 2024 PROXY STATEMENT	17

Director Compensation

Eligible Director Compensation Policy

We provide cash and stock compensation to certain non-employee directors for their services as directors or members of committees of the Board of Directors. Our Eligible Director Compensation Policy (the “Policy”) provides each member of our Board of Directors who is not also serving as our employee or as an employee of any of our subsidiaries and is not associated with or nominated by a private equity fund, venture capital fund or other entity that owned shares of our capital stock prior to the effective date of the registration statement filed in connection with our IPO (each, an “Eligible Director”) with fixed annual cash retainer fees as well as long-term equity compensation awards for their service on our Board of Directors. Additional fixed annual cash retainer fees are paid to Eligible Directors for committee membership and chairperson service.

The Eligible Directors eligible to participate in the Policy are Liz Hamren, John Murphy and Sivan Whiteley. Certain principal features of the compensation provided under the Policy are described in more detail below. The summary is qualified in its entirety by reference to the complete text of the Policy.

Annual Cash Compensation

The annual cash compensation amounts set forth below are payable to Eligible Directors in equal quarterly installments, payable in arrears on the last day of each quarter in which the service occurred. If an Eligible Director joins the Board of Directors or a committee thereof at a time other than effective as of the first day of a quarter, his or her first quarterly installment will be prorated based on days served in the applicable quarter. All annual cash fees are vested upon payment.

Annual Board Service Retainer

All Eligible Directors:	$35,000

Non-Executive Chair of the Board (if any):	$85,000 (inclusive of annual Board service retainer)

Lead Independent Director (if any):	$51,500 (inclusive of annual Board service retainer)

Annual Committee Member (non-Chair) Service Retainer

Audit Committee:	$10,000

Compensation Committee:	$7,500

Nominating Committee:	$5,000

Annual Committee Chair Service Retainer (Inclusive of Committee Member Service Retainer)

Audit Committee:	$20,000

Compensation Committee:	$15,000

Nominating Committee:	$10,000

Prior to the start of each year, an Eligible Director may elect to receive 100% of his or her annual cash compensation for the next year as restricted stock units (“RSUs”) under our 2021 Equity Incentive Plan (the “2021 Plan”) or any successor equity plan for that number of shares equal to (a) the projected annual cash compensation for such Eligible Director for the year based on Board of Director and committee membership as of the first day of such year divided by (b) the average closing price of our common stock, as reported on Nasdaq, over the 30 calendar day period ending five calendar days before the date of grant (the “Share Price”). Any such RSU grant is referred to as the “Optional RSU Grant.” We reimburse all of our directors for their travel expenses incurred in attending meetings of our Board of Directors and/or its committees.

Equity Compensation

Without any further action of the Board of Directors, each person who is elected or appointed for the first time to be an Eligible Director will automatically, upon the date of his or her initial election or appointment, as applicable, be granted an RSU for that number of shares of our common stock equal to $200,000 divided by the Share Price, rounded down to the nearest whole share. Each such initial grant will vest in a series of equal annual installments on the first, second and third anniversary of the date of grant, provided in each case that the Eligible Director continues to be an Eligible Director on such vesting date.

Without any further action of the Board of Directors, each person who is elected or appointed for the first time to be an Eligible Director on a date other than at an annual meeting of stockholders will automatically, on the date of his or her initial election or appointment to be an Eligible Director, be granted an RSU for that number of shares of our common stock equal to (i) $200,000 multiplied by a fraction, the numerator of which is the number of days between such date of appointment or election and the next June 1, divided by (ii) the Share

18	2024 PROXY STATEMENT LegalZoom.com, Inc.

Price, rounded down to the nearest whole share. Each such pro-rated annual grant will vest in a single installment on the earlier to occur of (a) the close of business on the day before our next annual meeting of stockholders and (b) the next June 1, provided that the Eligible Director continues to be an Eligible Director on such vesting date.

Without any further action of the Board of Directors, at the close of business on the date of each annual meeting of our stockholders, each person who is then an Eligible Director will automatically be granted an RSU for that number of shares of common stock equal to $200,000 divided by the Share Price, rounded down to the nearest whole share. Each such annual grant will vest in a single installment on the earlier to occur of (a) our next annual meeting of stockholders and (b) the first anniversary of the date of grant, provided that the Eligible Director continues to be an Eligible Director on such vesting date.

Notwithstanding the foregoing, for each Eligible Director in office as of immediately prior to the closing of a Change in Control (as defined in the 2021 Plan), his or her then-outstanding equity awards granted pursuant to the Policy will become fully vested immediately prior to the closing of such Change in Control.

Eligible Directors are also required to own shares of LegalZoom common stock equal in value to five times his or her annual cash Board retainer as discussed in more detail below under “Eligible Director Stock Ownership Guidelines.”

2023 Non-Employee Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our Board of Directors by our non-employee directors during 2023. Mr. Wernikoff also served on our Board of Directors but did not receive any additional compensation for his service as a director and therefore is not included in the table below. The compensation for Mr. Wernikoff as an executive officer is set forth below under “Executive Compensation Tables—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

Jeffrey Stibel	—	—	—	—

Dipanjan Deb(3)	—	—	—	—

Elizabeth Hamren	42,500	252,126	—	294,626

John Murphy	60,000	252,126	—	312,126

Dipan Patel(3)	—	—	—	—

Brian Ruder(3)	—	—	—	—

Neil Tolaney	—	—	—	—

Sivan Whiteley	41,360	252,126	—	293,486

Christine Wang	—	—	—	—

(1)	The amount shown for each director is composed of his or her annual Board service fees, committee service fees and any additional committee chair fees, as applicable.
(2)

Amounts reflect the aggregate grant date fair value of time-vested RSUs granted to the directors during the year, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Codification Standard Topic No. 718, Compensation—Stock Compensation (“ASC 718”). These amounts may not correspond to the actual value eventually realized by each director because the value depends on the market value of our common stock at the time the award vests. The following table provides information regarding the number of shares of common stock underlying stock options and RSUs granted to our non-employee directors that were outstanding as of December 31, 2023:

Name	Option Awards Outstanding at Year End(#)	Stock Awards Outstanding at Year End(#)

Jeffrey Stibel	75,696(a)	—

Dipanjan Deb	—	—

Elizabeth Hamren	—	21,793

John Murphy	—	22,392

Dipan Patel	—	—

Brian Ruder	—	—

Neil Tolaney	—	—

Sivan Whiteley	—	28,905

Christine Wang	—	—
(a) Includes an option to purchase 13,584 shares of common stock held by Bryant Stibel Fund I, LLC.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	19

(3)	Mr. Deb and Mr. Ruder did not stand for re-election at our 2023 annual meeting of stockholders and ceased to be directors on June 6, 2023. Mr. Patel resigned from the Board on November 13, 2023.

Eligible Director Stock Ownership Guidelines

In November 2022, the Compensation Committee adopted Non-Employee Director Stock Ownership Guidelines (the “Ownership Guidelines”). The Ownership Guidelines require that each Eligible Director own shares of LegalZoom common stock equal in value to five times his or her annual cash Board retainer (but not including any additional retainer paid as a result of service as a Board chair, committee chair or committee member) within five years of the date of adoption of the Ownership Guidelines or, if newly appointed to the Board, within five years of joining the Board. Shares of common stock that count towards satisfaction of the Ownership Guidelines include: (i) shares beneficially owned by the Eligible Director (including shares held by his or her immediate family members or held in trust for the benefit of the Eligible Director or his or her immediate family members), (ii) unvested time-based RSUs, and (ii) any deferred shares, vested deferred stock units or deferred RSUs that may only be settled in shares of LegalZoom common stock.

After the five-year phase-in period for complying with the Ownership Guidelines, if an Eligible Director is not in compliance with his or her ownership requirement as set forth in the Ownership Guidelines, the Eligible Director must retain 100% of his or her net shares received as a result of the vesting of any RSUs granted to the Eligible Director by the Company.

20	2024 PROXY STATEMENT LegalZoom.com, Inc.

Executive Officers

The following individuals constitute our executive officers. The information is current as of the date of this Proxy Statement. Information on the business background of Dan Wernikoff is set forth under “Proposal 1: Election of Directors.”

Name	Age	Position
Dan Wernikoff	52	Chief Executive Officer and Director
Nicole Miller	40	Chief Legal Officer and Secretary
Shrisha Radhakrishna	46	Chief Technology Officer and Chief Product Officer
Noel Watson	49	Chief Financial Officer

Nicole Miller
Nicole Miller has served as our Chief Legal Officer since March 2024 and as our Secretary since August 2020. She previously served as our Executive Vice President and General Counsel from June 2020 to March 2024. She also served as our interim Chief People Officer from August 2020 to April 2021. From July 2014 to June 2020, Ms. Miller held various roles at The Honest Company, an American consumer goods company, most recently serving as General Counsel. Prior to The Honest Company, Ms. Miller practiced corporate law at the law offices of Cooley LLP and Gibson Dunn & Crutcher LLP. Ms. Miller was a Senate Fellow in the California State Senate from October 2005 to September 2006. Ms. Miller has served on the governing board of Defy Ventures, Inc. since December 2021. Ms. Miller holds a B.A. in humanities from Stanford University and a J.D. from the University of Texas School of Law.

Shrisha Radhakrishna
Shrisha Radhakrishna has served as our Chief Technology Officer since August 2020 and Chief Product Officer since October 2021. From April 2009 to August 2020, Mr. Radhakrishna held various roles at Intuit Inc., an American business software company that specializes in financial software, most recently serving as Vice President of Product Development from August 2016 to August 2020. Prior to Intuit Inc., Mr. Radhakrishna served as Director of Engineering at BooRah, Inc. Mr. Radhakrishna holds a B.Eng. degree in Information Science from Bangalore University and an M.B.A. from the Kellogg School of Management at Northwestern University.

Noel Watson
Noel Watson has served as our Chief Financial Officer since November 2020. From June 2019 to November 2020, Mr. Watson served as Chief Financial Officer at TrueCar, Inc., an automotive pricing and information website for new and used car buyers. From April 2006 to June 2019, Mr. Watson served in various roles at TripAdvisor, Inc., an American company which operates as an online travel company, including as Vice President - Finance and Chief Accounting Officer. Mr. Watson has served on the board of directors of Affirm Holdings, Inc. since September 2022. He previously served on the board of directors of Zynga Inc. from July 2020 to May 2022. Mr. Watson holds a B.S. in accounting from Bryant University.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	21

Compensation Discussion & Analysis

This Compensation Discussion and Analysis describes the material elements of the Company’s executive officer compensation program and analyzes the compensation decisions made for our executive officers included in the Summary Compensation Table below (the “named executive officers”).

Named Executive Officers

Our named executive officers for 2023 were:

Name	Position

Dan Wernikoff	Chief Executive Officer and Director

Noel Watson	Chief Financial Officer

Rich Preece(1)	Former Chief Operating Officer

Shrisha Radhakrishna	Chief Technology Officer and Chief Product Officer

Nicole Miller	Chief Legal Officer and Secretary
(1) Mr. Preece ceased to serve as an executive officer of the Company as of March 31, 2024.

2023 Performance Highlights

In 2023, we continued to execute on our strategy and achieved strong financial and operating results. Below is a summary of our key achievements:

•	Total revenue was $660.7 million for the year, up 7% compared to 2022.

•

Transaction revenue was $247.8 million for the year, down 5% compared to 2022 due to the successful rollout of our free LLC formation offering during the first quarter of 2023. This freemium offering contributed to strong growth in our business formations market share, up 14% year-over-year.

•	Subscription revenue was $412.9 million for the year, up 15% compared to 2022.

•

Record product velocity in 2023, including the launch of two new subscription offerings: eSignature and LZ Books, a simple online accounting solution. We also launched two compliance related products, which included a new business license offering and a beneficial ownership information report. Other efforts designed to enhance customer engagement included the redesign of myLZ, our online customer portal, and the launch of Doc Assist, a document summarization product that uses generative artificial intelligence to help small businesses review documents.

•	In 2023, we had 83% overall satisfaction (OSAT) for employees.

•	Net income increased 129% year-over-year to $13.9 million, or 2% of revenue, for 2023 compared to a net loss of $48.7 million, or (8)% of revenue, for 2022.

•	Adjusted EBITDA* increased 86% year-over-year to $118.7 million, or 18% of revenue, for 2023 compared to $63.7 million, or 10% of revenue, for 2022.

•	Net cash provided by operating activities was $124.3 million for the year, compared to $73.8 million for 2022. Free cash flow* was $92.7 million for the year, compared to $51.7 million for 2022.

•	We ended the year with cash and cash equivalents of $225.7 million as of December 31, 2023, and no amounts outstanding under our revolving credit facility.

•

During the year ended December 31, 2023, we returned approximately $54.9 million to stockholders through stock repurchases. In September 2023, we exhausted our previous $150.0 million stock repurchase program and in October 2023 our Board approved a new $100.0 million stock repurchase program.

*Adjusted EBITDA and free cash flow are non-GAAP measures. See Appendix A for a definition of these measures and a reconciliation to the most directly comparable measure computed in accordance with GAAP.

22	2024 PROXY STATEMENT LegalZoom.com, Inc.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to achieve the following objectives:

•	Attract, motivate and retain quality executive officers to ensure the success and growth of the Company;

•	Align executive compensation with the Company’s corporate strategies, performance against business objectives and goals and the creation of long-term value for our stockholders; and

•

Utilize performance metrics aligned with the Company’ business objectives and our stockholder interests in the short-, mid- and long-term to drive accountability, recognize performance, drive engagement and retention, and manage risks associated with underperformance.

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee has the authority to determine the amount of compensation paid or awarded to each of the named executive officers. The Compensation Committee annually evaluates the performance of our named executive officers and other members of our senior management team and determines compensation levels based on its performance evaluation. The Compensation Committee also, among other things, approves our executive performance-based incentive plans and policies and is responsible for administering the Company’s equity incentive plan, with authority to approve award grants under the plan. In performing its duties, the Compensation Committee is authorized to consider the recommendations of our Chief Executive Officer when determining the compensation of the other named executive officers.

Each element of our executive compensation program was unanimously approved by the Compensation Committee. All Compensation Committee members are independent under applicable Nasdaq rules. None of our named executive officers is a member of our Compensation Committee or otherwise had any role in determining the compensation of our other named executive officers, other than the Chief Executive Officer’s recommendations to the Compensation Committee as to the compensation of the other named executive officers.

Role of the Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain or obtain the advice of compensation consultants and outside service providers and advisors to advise the Compensation Committee with respect to amounts or forms of executive compensation or in carrying out its other responsibilities. Frederic W. Cook & Co., Inc. (“FW Cook”) served as our independent compensation consultant through June 2023. As the then-incumbent compensation consultant, FW Cook reviewed and advised on all principal aspects of our executive compensation program for 2023, including the specific compensation recommendations for our executive officers and our 2023 peer group. In June 2023, the Compensation Committee appointed Exequity LLP (“Exequity”) as its independent compensation consultant, replacing FW Cook in such capacity. Exequity reviewed and advised on our executive compensation program after its appointment as compensation consultant.

The Compensation Committee was directly responsible for the appointment, compensation and oversight of the work of both FW Cook and Exequity. The Compensation Committee assessed the independence of each of FW Cook and Exequity pursuant to applicable SEC and Nasdaq rules and concluded that no conflict of interest existed with respect to the services to the Compensation Committee of either FW Cook or Exequity. Neither FW Cook nor Exequity performed any services for us, except for compensation-related services on behalf of, and as instructed by, the Compensation Committee.

Peer Group

The Compensation Committee periodically selects a peer group of companies in our industry to assist the committee in making its compensation decisions. Although the Compensation Committee reviews and discusses the peer company compensation data provided by its compensation consultant to help inform its decision-making process, the Compensation Committee does not set compensation levels at any specific level or percentile against the peer group data. The peer company data is only one point of information taken into account by the Compensation Committee in making compensation decisions.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	23

In August 2022, the Compensation Committee, with assistance from FW Cook, reviewed the list of peer group companies originally selected in connection with our IPO, and re-calibrated the peer companies to reflect our business expectations with respect to market capitalization, headcount, and projected revenue into 2023. As a result, our peer group for 2023 consisted of the following companies:

8x8 Inc.	Chegg, Inc.	Nutanix, Inc.
Alteryx, Inc.	Dropbox, Inc.	Smartsheet Inc.
Angi Inc.	Elastic N.V.	Sprout Social, Inc.
AppFolio Inc.	Five9, Inc.	Upwork Inc.
Avalara, Inc.	Fiverr International Ltd.	Wix.com Ltd.
BigCommerce Holdings, Inc.	Guidewire Software, Inc.	Yelp Inc.
BlackLine, Inc.	LiveRamp Holdings, Inc.	Zuora Inc.
Box, Inc.	Momentive Global Inc.
CarGurus, Inc.	New Relic, Inc.

In preparation for the 2024 executive compensation review and the decisions that the Compensation Committee has made and will make with respect to 2024 executive compensation, the Compensation Committee reviewed, with assistance from Exequity, the peer group companies listed above. The Compensation Committee determined it was appropriate to make certain changes to the companies comprising the peer group for 2024 pay and performance comparisons. Specifically, Avalara, Inc. and Momentive Global Inc. were each removed from the 2024 peer group because they were taken private in August 2022 and March 2023, respectively. The Compensation Committee also removed Dropbox, Inc., Nutanix, Inc. and CarGurus, Inc. because each of those companies is no longer sufficiently comparable to the Company in terms of size, financial performance and/or business fit. In addition, Squarespace, Inc., Zeta Global Holdings Corp., PagerDuty, Inc. and Intapp, Inc. were each added to the 2024 peer group because they are more closely aligned with the Company than certain members of our 2023 peer group across multiple metrics, including revenue and market capitalization, and had a relevant business model fit.

Role of Stockholder Say-on-Pay Votes

Because we were a newly public, emerging growth company in 2021, we are eligible for a transition period prior to holding our first advisory vote on the compensation of our named executive officers (the “say-on-pay vote”). We are holding our first say-on-pay vote at this Annual Meeting. See “Proposal 3: Advisory Vote on Named Executive Officer Compensation” for additional information. In addition, at the 2023 annual meeting, our stockholders indicated, by a non-binding advisory vote (a “say-on-frequency” vote), that they agreed with our Board’s recommendation that we solicit a say-on-pay vote every year. A say-on-frequency vote is required at least every six years and, as such, our next say-on-frequency vote will take place no later than 2029.

Material Elements of Compensation

Our Compensation Committee reviews compensation annually for our named executive officers and other members of our senior management team. In setting base salaries and bonus targets, approving bonus payouts, and granting equity incentive awards, we consider a variety of factors, including compensation for comparable positions in the market, the relevant experience of our executives, the scope and impact of the role, Company and individual performance compared to expectations and objectives, the historical compensation levels of our executives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company.

The current elements of our executive compensation program are annual base salaries, annual performance-based cash awards, equity-based incentive awards and certain employee benefits, each of which are discussed in more detail below.

To meet our compensation objectives and pay-for-performance philosophy, we aim to achieve an appropriate mix between the various elements of our compensation program and to align compensation to both Company and individual performance; however, we do not apply any rigid allocation formula in setting our named executive officers’ compensation, and we may make adjustments to this approach for various positions after giving due consideration to prevailing circumstances. See “2024 Compensation Decisions” below for information regarding the changes to our executive compensation program for 2024.

Annual Base Salary

Base salaries for our executive officers are initially established through arm’s-length negotiations at the time of the executive officer’s hiring, taking into account such executive officer’s qualifications, experience, the scope of his or her responsibilities and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed in January of each year in connection with our annual performance review process to align salaries with market levels after considering individual scope and complexity of responsibilities and performance relative to individual, team and Company goals and objectives. Any changes to base salaries become effective in March of that year. No named executive officers are entitled to any automatic base salary increases.

All of our named executive officers received a base salary increase for 2023, after receiving no salary increases from 2021 to 2022 (with the exception of Mr. Preece, who was below the median of our peer group at the time). The Compensation Committee approved merit-based salary increases for each of our named executive officers ranging from 3.75% to 12.50% for 2023, as further described below. The

24	2024 PROXY STATEMENT LegalZoom.com, Inc.

increases in the base salaries of our named executive officers during the annual review process were made in recognition of competitive market conditions and of each executive officer’s strong performance and leadership. With these increases, we believe the base salaries of our named executive officers for 2023 were aligned and consistent with our compensation philosophy, which considers peer compensation data, level of role-related experience, individual performance, and scope and complexity of responsibilities to arrive at a market competitive base level of compensation appropriate for the individual.

The 2023 base salary for each of our named executive officers, as approved by the Compensation Committee in January 2023, was as follows:

Name	2023 Base Salary	% Change (vs. 2022)

Dan Wernikoff	$550,000	10.00%

Noel Watson	$470,000	4.44%

Rich Preece	$450,000	12.50%

Shrisha Radhakrishna	$450,000	12.50%

Nicole Miller	$415,000	3.75%

(1) The base salary increases for 2023 were effective March 13, 2023. Actual amounts earned during 2023 are presented below under “Executive Compensation Tables—Summary Compensation Table.”

Annual Bonus Plan

Our named executive officers are eligible to receive an annual incentive bonus under our annual bonus plan, which is administered by our Compensation Committee. Based on input from FW Cook, the Compensation Committee designed the structure of the annual bonus plan for 2023 to ensure the specific performance measures used were tied to both the Company’s short-term 2023 annual goals and the Company’s longer term strategic priorities, or North Star goals.

For 2023, the target annual bonus plan payout amount for each named executive officer was as follows:

Named Executive Officer	2023 Earnings ($)	Annual Bonus Target (% of Earnings)	Target Payout ($)

Dan Wernikoff	538,462	100%	538,462

Noel Watson	465,385	75%	349,039

Rich Preece	438,462	75%	328,846

Shrisha Radhakrishna	438,462	75%	328,846

Nicole Miller	411,539	50%	205,769

The overall annual bonus plan payout for each named executive officer was based upon the following two factors:

1.

Pre-established Annual Corporate Performance Goals (75%). For 2023, the bonus payout under our annual bonus plan was based on the achievement of three pre-established corporate performance goals: (i) combined net bookings and partner and other revenue (weighted 30%), (ii) CEBITDA (defined as Adjusted EBITDA + change in deferred revenue) (weighted 40%), and (iii) subscription bookings (weighted 30%). The Compensation Committee chose net bookings and partner and other revenue because it believes this metric reflects the Company’s overall business on both a transactional and subscription basis, and it chose CEBITDA to align with the Company’s focus on profitability combined with its strategy to drive subscriptions bookings versus in-period revenue recognition. The Compensation Committee chose subscription bookings to align with the Company’s strategic goal of providing long-term value to customers beyond business formations.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	25

The 2023 bonus plan also required CEBITDA to be at the threshold level (80% of the target) for any award to be earned. A summary of our 2023 performance goals as well as our related 2023 results are below:

Performance Measure	Weight	2023 Performance Goals(1)			FY23 Actual	Achievement (as a % of Target)	Payout(1)	Weighted Bonus Funding
		Threshold 0% payout	Target 100% payout	Maximum 150% payout

Net Bookings + Partner & Other Revenue	30%	$639.8M	$703.1M	$731.2M	$695.9M	99%	90%	27.0%

CEBITDA (Adjusted EBITDA + change in deferred revenue)(2)	40%	$107.0M	$125.9M	$144.8M	$122.0M	97%	94%	37.6%

Subscription Bookings	30%	$389.9M	$428.5M	$445.6M	$407.7M	95%	42%	12.6%
Resulting Bonus Funding % (before adjustments for achievements vs. North Star goals):								77.2%

(1)  The payout for each performance goal assumes proration of achievement between tiers. If the achievement of any goal was below the 0% payout tier, the payout for that specific measure would be zero. In addition, the Compensation Committee set a CEBITDA floor such that if the Company achieved less than 80% of its CEBITDA target for 2023, the payout across all three pre-established corporate performance goals would be zero.

(2)  For purposes of our annual bonus plan, Adjusted EBITDA is defined as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 29, 2024. Adjusted EBITDA is then further adjusted for the change in transaction and subscription deferred revenue for the period, which was $3.35 million for the year ended December 31, 2023, to arrive at CEBITDA.

The foregoing achievement of each pre-established corporate performance goal resulted in a bonus funding of 77.2%, before applying the North Star factor adjustment for achievement against long-term priorities as discussed below. The 77.2% bonus funding is equal to the sum of the weight of each performance measure (expressed as a percentage) multiplied by the percentage payout for each performance measure.

The 2023 bonus plan also included a 30% upwards or downwards adjustment to the resulting bonus funding payout percentage, which was determined by the Compensation Committee based upon achievement of pre-defined long-term strategic priorities, referred to as the Company’s North Star goals. For 2023, the North Star goals included the following: (i) operationalize new products and partnerships; (ii) drive successful new business growth; (iii) improve the customer, attorney and partner experience; (iv) drive efficiencies to scale internal operations; and (v) drive employee engagement. Based upon the Company’s achievements against the foregoing North Star goals, the Compensation Committee made a 12.8% upwards adjustment to the bonus funding percentage for named executive officers in recognition of the following: launch of LegalZoom’s new freemium product lineup; significant progress scaling the Company’s costs to serve formations SMB customers; progress made in new product innovation with the launch of LZ Books, Business Licenses, Doc Assist, Forms, eSignature, and the Beneficial Ownership Information Report; the reimagination of myLZ (the Company’s customer portal) to drive increased customer engagement; the launch of new platforms for scaled tax expert services; the implementation of technology to scale internal operations; and a material year-over-year increase in employee overall satisfaction and employee net promoter score.

As a result of the foregoing, the bonus pool funding for named executive officers was increased to 90% and the Company performance payout portion of each named executive officer’s 2023 annual bonus plan award was calculated as follows:

Named Executive Officer	Target Payout ($)	X	Company Bonus Funding Multiplier	=	Eligible Bonus ($)	X	Company Performance Weighting	=	Company Performance Payout ($)
Dan Wernikoff	538,462		90%		484,615		75%		363,462
Noel Watson	349,039		90%		314,135		75%		235,601
Rich Preece	328,846		90%		295,962		75%		221,971
Shrisha Radhakrishna	328,846		90%		295,962		75%		221,971
Nicole Miller	205,769		90%		185,192		75%		138,894

26	2024 PROXY STATEMENT LegalZoom.com, Inc.

2.

Evaluation of Individual Performance (25%). The Compensation Committee reviewed the individual performance and achievements of each executive officer at year-end, and the 25% individual portion of the annual bonus plan award was paid to the named executive officers based on the key achievements noted below. The individual performance multiplier is capped at 200% for exceptional performance.

Named Executive Officer	Key Achievements	Individual Performance Multiplier(1)

Dan Wernikoff

•  Transformed the Company’s business model with the nationwide launch of a free formation offering

•  Drove progress on the Company’s three strategic pillars with significant product innovation, a more scalable approach to service delivery and an enhanced customer service platform resulting in the development of a holistic set of customer offerings, cost efficiencies and customer experience improvements

•  Drove strong 2023 financial performance enabling the Company to meet or exceed its published financial guidance in all four quarters

•  Continued to build a high-performance organization driving a 60% year-over-year increase in employee net promoter score

		100%

Noel Watson	• Strong accuracy of forecasting enabling the Company to meet or exceed its published financial guidance in all four quarters • Directly drove meaningful top and bottom-line results through strong procurement execution and an enhanced payment and billing model • Achieved full SOX compliance goal with no material weaknesses in the Company’s internal control over financial reporting for the year ended December 31, 2023	115%

Rich Preece	• Enhanced the customer experience and drove cost reductions through optimizations of the Company’s operating model • Implemented process improvements in internal reporting to drive increased transparency and accountability	75%

Shrisha Radhakrishna	• Delivered a significant expansion of the Company’s product offerings, including through five new product offerings in 2023 • Reimagined the post-formation experience and drove increased customer engagement through the transformation of myLZ (customer portal) • Drove significant scale and improved customer experience through process simplification, automation and technology modernization	150%

Nicole Miller	• Significant leadership contribution to the Company’s product development initiatives • Drove progress in customer experience on the Company’s strategic pillar to integrate experts through growing and scaling the Company’s alternative business structure in Arizona, LZ Legal Services • Delivered results across litigation, complex corporate and compliance matters, and government affairs	150%

(1)  The target individual performance multiplier is 100, which is obtained for the successful achievement of predefined goals. The Compensation Committee has the ability to increase this multiplier upwards or downwards based on actual achievement relative to predefined goals.

As a result of the foregoing individual performance and achievements, the individual performance payout portion of each named executive officer’s 2023 annual bonus plan award was calculated as follows:

Named Executive Officer	Eligible Bonus ($)	X	Individual Performance Multiplier	X	Individual Performance Weighting	=	Individual Performance Payout ($)

Dan Wernikoff	484,615		100%		25%		121,184

Noel Watson	314,135		115%		25%		90,314

Rich Preece	295,962		75%		25%		55,493

Shrisha Radhakrishna	295,962		150%		25%		110,986

Nicole Miller	185,192		150%		25%		69,447

LegalZoom.com, Inc. 2024 PROXY STATEMENT	27

Accordingly, the following annual bonus amounts were awarded to our named executive officers for 2023:

Named Executive Officer	Target Payout ($)	Performance Payouts ($)			Total Payout ($)
		Company Performance	+	Individual Performance

Dan Wernikoff	538,462	363,462		121,184	484,615

Noel Watson	349,039	235,601		90,314	325,915

Rich Preece	328,846	221,971		55,493	277,464

Shrisha Radhakrishna	328,846	221,971		110,986	332,957

Nicole Miller	205,769	138,894		69,447	208,341

Equity Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our directors and employees, including our named executive officers. We have historically used a combination of RSU awards and stock options to diversify the equity compensation we use to incentivize and deliver value to our named executive officers. The RSUs align with long-term stockholders and require both continued service and stock price value maintenance to deliver intended values. The RSUs offer value to our named executive officers even in the absence of stock price appreciation (thereby promoting retention), but also provide incentives to our executive team that are aligned with our stockholders, as the value of an RSU increases with an increase in the value of the underlying stock. We use stock options as an incentive to increase our stock price after grant. As the stock options were granted with an exercise price set to the closing price of our common stock on the date of grant, the stock options will not deliver any economic value unless our stock price increases. Both the RSUs and stock options provide an incentive to our executive team to continue to drive business performance by scaling the business and executing on the Company’s strategic pillars. The Compensation Committee believes that the mix of stock options and RSUs granted in 2023 represented an appropriate balance between risk and reward that would both motivate and retain our executive team and align the interests of our executives with those of our stockholders.

In addition, in March 2023, the Compensation Committee added performance-based RSUs (“PSUs”) to the compensation program as part of the evolution of our compensation program from pre-IPO conventions over the first couple of years after becoming publicly traded and to align with market trends, retain talent and further link compensation to Company performance. In early 2023, a significant majority of the RSUs previously granted to our named executive officers had fully vested and their 2021 and 2022 stock option grants were underwater due to challenging macroeconomic conditions that drove stock price declines among the Company, its peers and the broader market as a whole. As a result, the remaining value of unvested equity held by our named executive officer fell well below the median of the Company’s peer group. Accordingly, the Compensation Committee believed that the addition of these PSUs would continue to retain and incentivize our executive team.

Further, as part of the Compensation Committee’s commitment to aligning executive compensation with long-term stockholder value, the Compensation Committee approved the removal of stock options as a form of long-term equity incentive and a switch to RSUs and PSUs as a replacement beginning in 2024. See “2024 Compensation Decisions” below for information regarding the changes to our executive compensation program for 2024.

Our Compensation Committee generally grants equity awards following our annual review process in the spring, or as the Compensation Committee otherwise deems appropriate.

Annual 2023 Equity Grants

Based on input from FW Cook, including the use of peer group data, the Compensation Committee determined that named executive officers would receive 50% of the target grant value of their annual equity grants in the form of stock options to reflect the portion at risk

28	2024 PROXY STATEMENT LegalZoom.com, Inc.

for performance in the form of stock price increase and 50% of the target grant value of their annual equity grants in the form of RSUs. The following stock options and RSUs were granted to each named executive officer in March 2023:

Name	Stock Options Granted (#)	RSUs Granted (#)	Total Annual Grant Value ($)(1)

Dan Wernikoff	1,376,987	550,795	10,569,086

Noel Watson	611,995	244,798	4,697,377

Rich Preece	573,745	229,498	4,403,788

Shrisha Radhakrishna	688,492	275,397	5,284,532

Nicole Miller	305,997	122,399	2,348,686

(1)  Amounts reported represent the aggregate grant-date fair value of RSU and stock option awards granted to our named executive officers during 2023 computed in accordance with ASC 718. The assumptions used in calculating the grant-date fair value of the RSU and stock option awards reported in this column are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024.

The number of RSUs granted to our named executive officers in March 2023 was determined by dividing the target grant value of the award by our closing stock price on the fourth day following the release of our 2022 earnings in March 2023. The number of stock options granted to our named executive officers was determined by multiplying the number of RSUs granted to each named executive officer by 2.5 to reflect a reasonable tradeoff between options and RSUs (assumed 40% Black Scholes fair value). The stock options and RSUs reflected in the table above vest over four years to provide an additional retention incentive.

Performance Stock Units

As discussed above, in the first quarter of 2023, our Compensation Committee added PSUs to our executive compensation program. These special 2023 PSUs will vest, if at all, at the end of an eighteen-month performance period ending June 30, 2024 based on the Company’s market share growth at the end of such performance period. The Compensation Committee chose market share as the primary performance metric to align with the Company’s strategic pillar to scale the business and grow the top of our customer funnel in order to expand our customer base. Specifically, the PSUs will be eligible to be earned at the target payout level disclosed in the table below if the Company’s trailing twelve-month market share at the end of the performance period is 11.30%. For purposes of the PSUs, market share is defined as the number of limited liability company, incorporation, not-for-profit and ‘doing business as’ orders placed on the Company’s platform (excluding any orders from the Company’s former operations in the U.K.), divided by total U.S. business formations as reported by the U.S. Census. The number of PSUs eligible to be earned is also subject to adjustment based on a CEBITDA floor and a revenue floor. Specifically, no PSUs will be eligible to be earned if the Company’s CEBITDA for the eighteen-month period ending June 30, 2024 is less than $175.1 million. Further, unless the Company’s revenue for the twelve-month period ending June 30, 2024 is above $619.85 million, the number of PSUs that can be earned will be capped at 100% of the target for each named executive officer.

The threshold, target and maximum number of PSUs that may be eligible to be earned by each named executive officer is set forth below:

Name	Threshold (#)	Target (#)	Maximum (#)
Dan Wernikoff	244,798	489,596	734,394
Noel Watson	91,799	183,598	275,397
Rich Preece	91,799	183,598	275,397
Shrisha Radhakrishna	107,099	214,198	321,297
Nicole Miller	61,199	122,399	183,598

Subsequent to June 30, 2024, the Compensation Committee will determine the extent to which the PSU metrics described above have been achieved. The number of PSUs that the Compensation Committee determines are eligible to be earned, if any, will vest as follows: (a) 75% of such PSUs will vest immediately on the date the Compensation Committee certifies achievement of the performance measures (the “Certification Date”), and (b) 25% of such PSUs shall vest on the one-year anniversary of the Certification Date. This time-based feature for one-year post-certification serves as an additional retention tool within a performance-based equity award.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	29

Consistent with our commitment to pay and performance, the Compensation Committee commits to declining to adjust the original performance goals or to exercising any discretion in determining the payouts of these outstanding PSUs.

Employee Benefits and Perquisites

We have generally not offered special benefits to our named executive officers. We provide 401(k) matching contributions as discussed under “Health and Welfare and Retirement Benefits” below. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. We also maintain an employee stock purchase plan in order to enable eligible employees, including our eligible named executive officers, to purchase shares of our common stock at a discount.

Health and Welfare and Retirement Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may elect to defer up to 80% of their eligible compensation into the plan on a pre-tax basis, up to annual limits prescribed by the Internal Revenue Code, and we make an employer matching contribution to the plan in the amount equal to 100% of the first 4% of eligible compensation that eligible employees defer each year. In general, eligible compensation for purposes of the 401(k) retirement savings plan includes an employee’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with us to the extent the amounts are includible in gross income, and subject to certain adjustments and exclusions required under the Internal Revenue Code.

Pension Benefits and Nonqualified Deferred Compensation

Our named executive officers do not participate in any defined benefit pension plans or nonqualified deferred compensation plans.

2024 Compensation Decisions

As part of the Compensation Committee’s commitment to aligning executive compensation with long-term stockholder value, the Compensation Committee engaged its independent compensation consultant, Exequity, to evaluate the design of our executive compensation program and, specifically, our long-term equity incentives. This review led to the Compensation Committee’s decision to enhance the alignment of our long-term incentives design with stockholder interests and our pay-for-performance philosophy. Specifically, in November 2023, the Compensation Committee decided to remove stock options as a form of long-term equity incentive and replace them with PSUs beginning in 2024. RSUs will continue to ensure linkage to the stock price performance of our common stock and promote executive retention over a multi-year time-based vesting period.

This switch to PSUs is intended to better align the interests of our executives with our long-term success, while also providing a performance-driven framework for executive compensation. Replacing stock options with PSUs establishes a direct connection between executive incentives and the achievement of strategic and financial goals while maintaining a strong tie to stockholder value creation. In addition, PSUs have a less dilutive effect than stock options and this switch aligns with the Company’s broader strategy of managing the impact of dilution under the Company’s equity plans. The 2024 PSUs are tied to predetermined performance metrics to ensure that executives are rewarded based on their ability to drive sustainable growth and deliver value to our stockholders. Specifically, the 2024 PSUs will be earned, if at all, subject to the Company’s achievement of Adjusted EBITDA relative to predetermined targets and will include a total stockholder return (TSR) modifier for the Company’s relative performance against those companies in the Nasdaq Composite Index.

Based on recommendations that the Compensation Committee received from Exequity to better align our long-term equity incentive design with current market practices, our 2024 long-term equity incentive design for executive officers consisted of 50% of RSUs and 50% of PSUs for all executive officers besides our Chief Executive Officer. The 2024 long-term equity incentive design for our Chief Executive Officer consisted of 40% RSUs and 60% PSUs. This change represents an increase in at-risk, performance-based compensation for our executives from 2023 when our long-term equity incentive design consisted of 50% of RSUs and 50% of stock options, which were 100% time-vested.

30	2024 PROXY STATEMENT LegalZoom.com, Inc.

Compensation Policies and Practices as They Relate to Risk Management

The Compensation Committee identifies and considers risks related to our executive compensation, including during its review and approval of our executive compensation program. Our compensation programs are designed to reward our named executive officers and other employees for the achievement of the Company’s long-term strategic priorities, business objectives and the creation of long-term value for stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our Compensation Committee concluded that risks arising from our compensation policies and practices for all employees, including executive officers, are not reasonably likely to have a material adverse effect on us.

Clawback Policy

We adopted a clawback policy as required by the final Dodd-Frank rules and exchange listing standards. The clawback policy applies to current and former covered officers of the Company and will be administered by the Compensation Committee. In the event the Company is required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under U.S. federal securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, it is the Company’s policy to recover erroneously awarded incentive-based compensation received by its officers. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement.

Tax and Accounting Considerations

Under Section 162(m) of the Internal Revenue Code, compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the named executive officers in a manner consistent with the goals of the our executive compensation program and our best interests and the best interests of our stockholders, which may include providing for compensation that is not deductible by us.

Under ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee

Christine Wang, Chair

Elizabeth Hamren

Sivan Whiteley

The foregoing report of the Compensation Committee shall not be deemed to be part of or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed “soliciting materials” or “filed” under either the Securities Act or the Exchange Act.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	31

Executive Compensation Tables

Summary Compensation Table

The following table describes the 2023, 2022 and 2021 compensation provided to our named executive officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Dan Wernikoff Chief Executive Officer and Director	2023	538,462	—	8,968,783	5,947,916	484,615	13,200	15,952,976
	2022	500,000	—	4,394,410	5,131,984	360,000	12,200	10,398,594
	2021	649,616	—	3,249,988	14,773,725	187,500	—	18,860,829
Noel Watson Chief Financial Officer	2023	465,385	—	3,684,205	2,643,522	325,915	13,200	7,132,227
	2022	450,000	—	3,105,282	2,565,982	230,400	12,200	6,363,864
	2021	451,731	—	14,228,700	14,484,101	275,000	6,670	29,446,202
Rich Preece Chief Operating Officer(6)	2023	438,462	—	3,555,838	2,478,300	277,464	11,785	6,761,849
	2022	384,616	—	3,105,282	2,565,982	185,000	12,200	6,253,080
	2021	301,154	—	6,517,233	24,378,652	300,000	6,577	31,503,616
Shrisha Radhakrishna Chief Technology Officer and Chief Product Officer	2023	438,462	—	4,212,659	2,973,952	332,957	13,200	7,971,230
	2022	400,000	—	3,105,282	2,565,982	255,600	12,200	6,339,064
	2021	401,539	—	11,641,594	14,479,334	250,000	—	26,772,827
Nicole Miller	2023	411,539	—	2,113,831	1,321,759	208,341	—	4,055,470
Chief Legal Officer and Secretary	2022	400,000	—	1,600,259	1,603,731	144,000	1,231	3,749,221

(1)	Salary amounts represent actual amounts earned. See the section titled “Compensation Discussion and Analysis—Material Elements of Compensation—Annual Base Salary” above.
(2)

Amounts reported represent the aggregate grant-date fair value of RSU and PSU awards granted to our named executive officers under our 2021 Plan and our 2016 Stock Incentive Plan (the “2016 Plan”), as applicable. For the grant date fair value of each equity award granted to a named executive officer in 2023, see the “Grants of Plan-Based Awards in 2023” table below. These amounts were computed in accordance with ASC 718, and the assumptions and methodologies used in calculating the grant-date fair value of these awards are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024. PSUs are included in this column at their target value because target was determined to be the probable outcome for the applicable performance period at the time of grant of each award, consistent with the accounting treatment under GAAP. The maximum grant date value of the PSUs granted in 2023, assuming the highest level of performance achieved, is as follows: Mr. Wernikoff, $6,521,419; Mr. Watson, $2,445,525; Mr. Preece, $2,445,525; Mr. Radhakrishna, $2,853,117; Ms. Miller, $1,630,355. Amounts reported in 2021 also include the incremental fair value related to modifications of stock awards granted in prior years. See “2021 Equity Award Modifications” below. The grant-date fair values of the RSU awards granted in 2021, excluding any incremental fair value related to modifications of RSU awards granted in prior years, to Messrs. Wernikoff, Watson, Preece and Radhakrishna were $3,249,988, $1,244,992, $1,999,984 and $1,254,988, respectively. The amounts in this column do not reflect the actual economic value that may be realized by the named executive officer.

(3)

The amounts in this column do not reflect the actual economic value that may be realized by the named executive officer. Amounts reported represent the aggregate grant-date fair value of stock option awards granted to our named executive officers under our 2021 Plan and our 2016 Plan, as applicable, computed in accordance with ASC 718. The assumptions and methodologies used in calculating the grant-date fair value of the stock options reported in this column are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024. Amounts reported also include the incremental fair value related to modifications of stock option awards granted in prior years. See “2021 Equity Award Modifications” below. The grant-date fair values of the stock options granted in 2021, excluding any incremental fair value related to modifications of stock option awards granted in prior years, to Messrs. Wernikoff, Watson, Preece and Radhakrishna were $3,418,285, $1,309,465, $2,103,555 and $1,319,973, respectively.

(4)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the cash bonus amounts paid to our named executive officers for the years indicated pursuant to our annual bonus plan.

(5)	Reflects the value of 401(k) contributions made by the Company.
(6)	Mr. Preece ceased to serve as an executive officer of the Company as of March 31, 2024.

2021 Equity Award Modifications

In June 2021, in anticipation of our IPO and to provide an additional retention incentive for our executive officers, we modified the vesting conditions of certain stock options and RSUs granted to our executive officers in prior years. With respect to the modification of performance stock options, this was done so that they would not fully vest upon a liquidity event (which, in the case of Messrs. Preece, Radhakrishna and Watson, included our IPO) and instead continue to vest monthly over a four-year period measured from their original vesting commencement dates, subject to continued employment through the applicable vesting dates. The incremental stock-based

32	2024 PROXY STATEMENT LegalZoom.com, Inc.

compensation expense as a result of the modification for Mr. Wernikoff’s performance options, which is required to be reported in the Summary Compensation Table for 2021 above in accordance with applicable SEC rules, was measured using a Monte Carlo simulation immediately prior to the modification date and a Black-Scholes Option Pricing Model immediately after the modification date. Upon completion of our IPO, we recognized stock-based compensation expense for the modified performance option for which the service vesting condition had been satisfied through the effective date of the IPO and all remaining compensation is recognized thereafter over the remaining service period using the graded vesting method. With respect to the modified stock options for Messrs. Preece, Radhakrishna and Watson, because the modified awards contained a performance condition that was satisfied upon the IPO, we remeasured the fair value of the performance options on the date of modification, also resulting in incremental fair value that is required to be reported in the Summary Compensation Table for 2021 above in accordance with applicable SEC rules. With respect to the time-based options, modifications were made to eliminate certain single-trigger change in control vesting and did not result in any incremental stock-based compensation that is required to be reported in the Summary Compensation Table for 2021 above. With respect to the RSUs, modifications were made to amend the severance vesting acceleration benefit applicable to the award so that the executive is only entitled to 12 months of accelerated vesting in the event of a qualifying termination not in connection with a change in control (as opposed to full acceleration) and the executive is only entitled to full acceleration in the event of a qualifying termination of employment that occurs on or within 24 months of a change in control.

The modifications to the RSUs also resulted in incremental stock-based compensation expense that is required to be reported in the Summary Compensation Table for 2021 above in accordance with applicable SEC rules. For Messrs. Wernikoff, Preece, Radhakrishna and Watson, the incremental fair value reported in the Option Awards column of the Summary Compensation Table for 2021 above as a result of the pre-IPO award modifications that were made at the time of our IPO is $11,355,440, $22,275,097, $13,159,361 and $13,174,636, respectively. For Messrs. Preece, Radhakrishna and Watson, the incremental fair value reported in the Stock Awards column of the Summary Compensation Table for 2021 as a result of the pre-IPO award modifications that were made at the time of our IPO is $4,517,249, $10,386,966 and $12,983,708, respectively. For avoidance of doubt, these amounts relate solely to the accounting incremental fair value related to the modification of awards granted in prior years and do not reflect the grant of new awards.

The table below breaks out new equity compensation value from the modification value reported in the Summary Compensation Table for 2021 for Messrs. Wernikoff, Preece, Radhakrishna and Watson:

Name	Award Type	Annual New Grant Value ($)(1)	Total Modification Value ($)	Total Equity Value Reported in Summary Compensation Table for 2021 ($)
Dan Wernikoff	RSU	3,249,988	—	3,249,988
	Option	3,418,285	11,355,440	14,773,725
Rich Preece	RSU	1,999,984	4,517,249	6,517,233
	Option	2,103,555	22,275,097	24,378,652
Shrisha Radhakrishna	RSU	1,254,988	10,386,966	11,641,954
	Option	1,319,973	13,159,361	14,479,334
Noel Watson	RSU	1,244,992	12,983,708	14,228,700
	Option	1,309,465	13,174,636	14,484,101

(1)  Amounts reported represent the aggregate grant-date fair value of RSU awards granted to our named executive officers under our 2021 Plan and our 2016 Plan, as applicable, computed in accordance with ASC 718.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	33

Grants of Plan-Based Awards in 2023

The following table includes information regarding RSUs, PSUs and stock options granted to our named executive officers under our 2021 Plan during the year ended December 31, 2023:

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dan Wernikoff	RSU	3/18/2023	—	—	—	—	—	—	550,795	—	—	4,621,170
	Option	3/18/2023	—	—	—	—	—	—	—	1,376,987	$8.39	5,947,916
	PSU	3/28/2023	—	—	—	244,798	489,596	734,394	—	—	—	4,347,612
	Annual Incentive	—	—	$538,462	—	—	—	—	—	—	—	—
Noel Watson	RSU	3/18/2023	—	—	—	—	—	—	244,798	—	—	2,053,855
	Option	3/18/2023	—	—	—	—	—	—	—	611,995	$8.39	2,643,522
	PSU	3/28/2023	—	—	—	91,799	183,598	275,397	—	—	—	1,630,350
	Annual Incentive	—	—	$349,039	—	—	—	—	—	—	—	—
Rich Preece	RSU	3/18/2023	—	—	—	—	—	—	229,498	—	—	1,925,488
	Option	3/18/2023	—	—	—	—	—	—	—	573,745	$8.39	2,478,300
	PSU	3/28/2023	—	—	—	91,799	183,598	275,397	—	—	—	1,630,350
	Annual Incentive	—	—	$328,846	—	—	—	—	—	—	—	—
Shrisha Radhakrishna	RSU	3/18/2023	—	—	—	—	—	—	275,397	—	—	2,310,581
	Option	3/18/2023	—	—	—	—	—	—	—	688,492	$8.39	2,973,952
	PSU	3/28/2023	—	—	—	107,099	214,198	321,297	—	—	—	1,902,078
	Annual Incentive	—	—	$328,846	—	—	—	—	—	—	—	—
Nicole Miller	RSU	3/18/2023	—	—	—	—	—	—	122,399	—	—	1,026,928
	Option	3/18/2023	—	—	—	—	—	—	—	305,997	$8.39	1,321,759
	PSU	3/28/2023	—	—	—	61,199	122,399	183,599	—	—	—	1,086,903
	Annual Incentive	—	—	$205,769	—	—	—	—	—	—	—	—

(1)

Reflects the threshold, target, and maximum potential share payout levels for the PSUs discussed in the titled “Compensation Discussion and Analysis—Material Elements of Compensation—Performance Stock Units” above. Threshold payout for PSUs is 50% of target and requires achieving an established minimum performance requirement (there is no payout if performance doesn’t meet the threshold requirement). Maximum payout is 150% of target.

(2)

Amounts reported represent the grant-date fair value of RSUs, PSUs and stock option awards granted to our named executive officers during 2023 computed in accordance with ASC 718. The assumptions and methodologies used in calculating the grant-date fair value of the RSU, PSU and stock option awards reported in this column are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024.

34	2024 PROXY STATEMENT LegalZoom.com, Inc.

Outstanding Equity Awards as of December 31, 2023

The following table reflects information regarding outstanding unvested equity held by our named executive officers as of December 31, 2023:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Dan Wernikoff	3,627,936	—	9.82(3)	9/19/2029	—	—	—	—
	3,627,936	—	9.82(3)	9/19/2029	—	—	—	—
	163,224	126,953(4)	28.00	6/28/2031	—	—	—	—
	339,673	436,724(5)	14.15	3/26/2032	—	—	—	—
	—	1,376,987(6)	8.39	3/18/2033	—	—	—	—
	—	—	—	—	50,782(4)	573,837	—	—
	—	—	—	—	174,690(5)	1,973,997	—	—
	—	—	—	—	550,795(6)	6,223,984	—	—
	—	—	—	—	—	—	489,596	5,532,435
Noel Watson	588,721	175,026(7)	9.82	11/18/2030	—	—	—	—
	62,527	48,633(4)	28.00	6/28/2031	—	—	—	—
	169,836	218,361(5)	14.15	3/26/2032	—	—	—	—
	—	611,995(6)	8.39	3/18/2033	—	—	—	—
	—	—	—	—	127,292(8)	1,438,400	—	—
	—	—	—	—	19,453(4)	219,819	—	—
	—	—	—	—	87,345(5)	986,999	—	—
	—	—	—	—	54,006(9)	610,268	—	—
	—	—	—	—	244,798(6)	2,766,217	—	—
	—	—	—	—	—	—	183,598	2,074,657
Rich Preece	943,140	—	9.82(3)	1/6/2030	—	—	—	—
	1,320,397	—	9.82(3)	1/6/2030	—	—	—	—
	100,445	78,125(4)	28.00	6/28/2031	—	—	—	—
	169,836	218,361(5)	14.15	3/26/2032	—	—	—	—
	—	573,745(6)	8.39	3/18/2033	—	—	—	—
	—	—	—	—	31,250(4)	353,125	—	—
	—	—	—	—	87,345(5)	986,999	—	—
	—	—	—	—	54,006(9)	610,268	—	—
	—	—	—	—	229,498(6)	2,593,327	—	—
	—	—	—	—	—	—	183,598	2,074,657
Shrisha Radhakrishna	636,455	127,292(7)	9.82(3)	10/26/2030	—	—	—	—
	63,029	49,023(4)	28.00	6/28/2031	—	—	—	—
	169,836	218,361(5)	14.15	3/26/2032	—	—	—	—
	—	688,492(6)	8.39	3/18/2033	—	—	—	—
	—	—	—	—	76,375(8)	863,038	—	—
	—	—	—	—	19,610(4)	221,593	—	—
	—	—	—	—	87,345(5)	986,999	—	—
	—	—	—	—	54,006(9)	610,268	—	—
	—	—	—	—	275,397(6)	3,111,986	—	—
	—	—	—	—	—	—	214,198	2,420,437
Nicole Miller	334,139	47,735(10)	9.82(3)	9/23/2030	—	—	—	—
	684,190	79,557(7)	9.82(3)	9/23/2030	—	—	—	—
	75,333	58,594(4)	28.00	6/28/2031	—	—	—	—
	106,147	136,475(5)	14.15	3/26/2032	—	—	—	—
	—	305,997(6)	8.39	3/18/2033	—	—	—	—
	—	—	—	—	19,094(8)	215,762	—	—
	—	—	—	—	23,438(4)	264,849	—	—
	—	—	—	—	54,591(5)	616,878	—	—
	—	—	—	—	13,502(9)	152,573	—	—
	—	—	—	—	122,399(6)	1,383,109	—	—
	—	—	—	—	—	—	122,399(6)	1,383,109

LegalZoom.com, Inc. 2024 PROXY STATEMENT	35

(1)	This amount reflects the fair market value of our common stock of $11.30 per share as of December 31, 2023.
(2)

This column reflects unearned PSUs granted to named executive officers in 2023 as discussed under “Compensation Discussion and Analysis—Material Elements of Compensation—Performance Stock Units” above and for which the performance achievement was not yet known at fiscal year-end. The PSUs will vest, if at all, upon completion of the 18-month performance period following the Compensation Committee’s certification of the performance goals. The share amount is reported at target payout level.

(3)	On September 23, 2020, this option award was repriced and the strike price was modified to the strike price consummate with the then-current per-share fair market value.
(4)

These stock options and RSUs vested as to 25% on August 15, 2022 and the remainder of the applicable award vests in 12 equal quarterly installments thereafter, in each case subject to continued service through each applicable vesting date.

(5)

These stock options and RSUs vested as to 25% on February 15, 2023 and the remainder of the applicable award vests in 12 equal quarterly installments thereafter, in each case subject to continued service through each applicable vesting date.

(6)

These stock options and RSUs vested as to 25% on February 15, 2024 and the remainder of the applicable award vests in 12 equal quarterly installments thereafter, in each case subject to continued service through each applicable vesting date.

(7)

1/48th of the total shares of common stock underlying this option vest each month following the vesting commencement date subject to continued service through each applicable vesting date. The vesting commencement date for the option is November 15, 2020 for Mr. Watson, August 15, 2020 for Mr. Radhakrishna and May 15, 2020 for Ms. Miller.

(8)

These RSUs vested as to 25% on November 15, 2021 (for Mr. Watson) and 25% on August 15, 2021 (for Mr. Radhakrishna and Ms. Miller) and the remainder of the applicable award vests in 12 equal quarterly installments thereafter, in each case subject to continued service through each applicable vesting date.

(9)

These RSUs vested as to 25% on August 15, 2023 and the remainder of the award vests in 12 equal quarterly installments thereafter, in each case subject to continued service through each applicable vesting date.

(10)

25% of the total shares of common stock underlying this option vested on June 15, 2021, and the remaining 75% vests in equal quarterly installments over the three years following such date, subject to continued service through each applicable vesting date.

Option Exercises and Stock Vested in 2023

The following table shows the stock options that were exercised and RSUs that vested during the year ended December 31, 2023 for each of our named executive officers. The values shown below are before payment of any applicable withholding tax and/or broker commissions.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Dan Wernikoff	—	—	164,886	1,666,542
Noel Watson	—	—	230,889	2,472,829
Rich Preece	—	—	154,626	1,648,432
Shrisha Radhakrishna	—	—	205,520	2,198,594
Nicole Miller	—	—	100,174	1,055,384

(1)

The value realized on vesting is determined by multiplying the number of RSUs that vested by the per-share closing price of our common stock on the vesting date. The values reported do not represent the actual cash value realized by the named individual upon the vesting of shares to the extent such individual did not immediately sell the shares upon vesting.

Executive Employment Agreements

Below are descriptions of the material terms of our employment agreements with each of our named executive officers. Each of our named executive officers has executed our standard form of confidential information and employee invention assignment agreement.

Agreement with Dan Wernikoff

We entered into an amended and restated employment agreement with Dan Wernikoff, our Chief Executive Officer, which became effective immediately prior to the effectiveness of our IPO. We entered into an amendment to Mr. Wernikoff’s employment agreement in April 2022. The agreement, as amended, has no specific term and provides that Mr. Wernikoff is an at-will employee. Pursuant to the terms of the agreement, Mr. Wernikoff (a) is entitled to an annual base salary (as set forth above), (b) is eligible for a target annual performance bonus, currently equal to 100% of his annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive RSUs and stock options effective upon the completion of our IPO (the “IPO Grants”) and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provides for certain amendments to Mr. Wernikoff’s options so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

36	2024 PROXY STATEMENT LegalZoom.com, Inc.

Agreement with Noel Watson

We entered into an amended and restated employment agreement with Noel Watson, our Chief Financial Officer, which became effective immediately prior to the effectiveness of our IPO. We entered into an amendment to Mr. Watson’s employment agreement in March 2022. The agreement has no specific term and provides that Mr. Watson is an at-will employee. Pursuant to the terms of the agreement, Mr. Watson (a) is entitled to an annual base salary (as set forth above), (b) is eligible for a target annual performance bonus, currently equal to 75% of his annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive the IPO Grants, and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provides for certain amendments to Mr. Watson’s options and RSUs so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

Agreement with Rich Preece

We entered into an amended and restated employment agreement with Rich Preece, our former Chief Operating Officer, which became effective immediately prior to the effectiveness of our IPO. We entered into amendments to Mr. Preece’s employment agreement in October 2021 and March 2022. The agreement, as amended, had no specific term and provided that Mr. Preece was an at-will employee. Pursuant to the terms of the agreement, as amended, Mr. Preece (a) was entitled to an annual base salary (as set forth above), (b) was eligible for a target annual performance bonus, currently equal to 75% of his annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive the IPO Grants, and (d) was eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provided for certain amendments to Mr. Preece’s options and RSUs so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.” Mr. Preece ceased to serve as an executive officer of the Company as of March 31, 2024.

Agreement with Shrisha Radhakrishna

We entered into an amended and restated employment agreement with Shrisha Radhakrishna, our Chief Technology Officer and Chief Product Officer, which became effective immediately prior to the effectiveness of our IPO. We entered into amendments to Mr. Radhakrishna’s employment agreement in October 2021 and March 2022. The agreement, as amended, has no specific term and provides that Mr. Radhakrishna is an at-will employee. Pursuant to the terms of the agreement, as amended, Mr. Radhakrishna (a) is entitled to an annual base salary (as set forth above), (b) is eligible for a target annual performance bonus, currently equal to 75% of his annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive the IPO Grants, and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provides for certain amendments to Mr. Radhakrisha’s options and RSUs so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

Agreement with Nicole Miller

We entered into an amended and restated employment agreement with Nicole Miller, our Chief Legal Officer and Secretary, which became effective immediately prior to the effectiveness of our IPO. The agreement has no specific term and provides that Ms. Miller is an at-will employee. Pursuant to the terms of the agreement, Ms. Miller (a) is entitled to an annual base salary, currently set at $400,000, (b) is eligible for a target annual performance bonus, currently equal to 50% of her annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive the IPO Grants, and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provides for certain amendments to Ms. Miller’s options and RSUs so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

Potential Payments and Benefits Upon Termination or Change of Control

Regardless of the manner in which a named executive officer’s employment with us terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary or other cash compensation and accrued unused vacation pay, if applicable. Our named executive officers are also eligible for the following severance benefits subject to their timely execution and non-revocation of a release of claims in our favor.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	37

Severance Benefits Outside of the Change in Control Period

Pursuant to the terms of the amended and restated employment agreements and equity grant agreements we entered into with our named executive officers, if a named executive officer’s employment is terminated by us without “cause” (excluding by reason of death or disability) or by the named executive officer for “good reason”, in either case outside of the 24-month period following a “change in control” (each term as defined in the named executive officer’s amended and restated employment agreement), or the Change in Control Period (as defined in the named executive officer’s amended and restated employment agreement), then the named executive officer will be eligible to receive the following severance benefits: (i) continued cash payments of the named executive officer’s then-current annual base salary for 12 months; (ii) reimbursement of the cost (to the same extent the Company was paying as of immediately before the termination date) for group health benefits continuation coverage under COBRA for up to 12 months; (iii) immediate vesting acceleration of the named executive officer’s options that were granted to the named executive officer before the effectiveness of the named executive officer’s amended and restated employment agreement (the “Pre-Existing Option Grants”) to the extent outstanding and unvested as of the named executive officer’s employment termination date, in each case as to the number of shares subject to such award that otherwise would have vested had the named executive officer remained employed by us through the 12-month anniversary of the employment termination date; and (iv) extension of the post-termination exercise period of the named executive officer’s Pre-Existing Option Grants and stock option awards granted upon the completion of our IPO (the “IPO Option Grant”) and after the completion of our IPO (the “Post-IPO Grants”), to the extent outstanding and vested as of the named executive officer’s employment termination date (after giving effect to the vesting acceleration described in (iii) above and any other applicable vesting acceleration), such that each option will remain outstanding and exercisable until the earlier of (a) the expiration of the original term of such option, (b) the one-year anniversary of (or, for the IPO Option Grant and Post-IPO Option Grants, 90 days following) the employment termination date, and (c) immediately prior to the effective time of a change in control if such option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such change in control.

In addition, pursuant to the terms of Mr. Wernikoff’s amended and restated employment agreement, if, following the end of the year in which Mr. Wernikoff’s termination of employment occurs, the Company determines in good faith that the applicable performance bonus objectives and milestones for that year have been achieved, Mr. Wernikoff will be eligible to receive a performance bonus in the amount so determined by the Company, which will be prorated based on Mr. Wernikoff’s employment termination date.

Severance Benefits Within the Change in Control Period

Pursuant to the terms of the amended and restated employment agreements and equity grant agreements we entered into with our named executive officers, if a named executive officer’s employment is terminated by us without cause (excluding by reason of death or disability) or by the named executive officer for good reason, in either case within the Change in Control Period, then the named executive officer will be eligible to receive the following severance benefits: (i) a lump sum cash payment equal to the sum of (a) 12 months (or 18 months in the case of Mr. Wernikoff) of the named executive officer’s then-current annual base salary, plus (b) a cash payment equal to 100% (or 150% in the case of Mr. Wernikoff) of the amount of the named executive officer’s then-current target annual performance bonus; (ii) reimbursement of the cost (to the same extent the Company was paying as of immediately before the termination date) for group health benefits continuation coverage under COBRA for up to 12 months (or 18 months in the case of Mr. Wernikoff); (iii) immediate vesting acceleration of 100% of the named executive officer’s Pre-Existing Option Grants, IPO Option Grants, Post-IPO Option Grants and RSUs; and (iv) extension of the post-termination exercise period of the named executive officer’s Pre-Existing Option Grants, IPO Option Grant and Post-IPO Option Grants, to the extent outstanding and vested as of the named executive officer’s employment termination date (after giving effect to the vesting acceleration described in (iii) above and any other applicable vesting acceleration), such that each option will remain outstanding and exercisable until the earlier of (a) the expiration of the original term of such option, (b) the one-year anniversary of the employment termination date, and (c) immediately prior to the effective time of a change in control if such option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such change in control.

Severance Benefits in the Event of Termination Due to Death or Disability

Pursuant to the terms of the amended and restated employment agreements and equity grant agreements we entered into with our named executive officers, if a named executive officer’s employment with us terminates due to death or “disability” (as defined in the named executive officer’s amended and restated employment agreement), then the named executive officer will be eligible to receive the following severance benefits: (i) immediate vesting acceleration of 100% of the named executive officer’s Pre-Existing Option Grants, IPO Option Grants, Post-IPO Option Grants and RSUs; and (ii) extension of the post-termination exercise period of the named executive officer’s Pre-Existing Option Grants, IPO Option Grant and Post-IPO Option Grants, to the extent outstanding and vested as of the named executive officer’s employment termination date (after giving effect to the vesting acceleration described in (i) above and any other applicable vesting acceleration), such that each option will remain outstanding and exercisable until the earlier of (a) the expiration of the original term of such option, (b) the one-year anniversary of the employment termination date (or 18 months for the IPO Option Grant and Post-IPO Option Grants in the event of death), and (c) immediately prior to the effective time of a change in control if such option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such change in control.

38	2024 PROXY STATEMENT LegalZoom.com, Inc.

Benefits Payable Upon Termination or Change in Control Occurring on December 31, 2023

The following table provides information concerning the potential termination or change in control payments that would have been made to each named executive officer under the circumstances described above. As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payments to the named executive officers, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control) occurred on December 31, 2023. In the following table, we use the term “qualifying termination” to refer to termination by us without cause or by the executive for good reason.

	Cash Severance ($)	Equity Acceleration Value ($)(1)	Health Benefits ($)	Total ($)
Dan Wernikoff
Qualifying Termination(2)	1,100,000	—	34,260	1,134,260
Qualifying Termination in Connection with Change in Control(3)	1,650,000	12,778,849	51,391	14,480,240
Death or Disability	—	12,778,849	—	12,778,849
Noel Watson
Qualifying Termination(2)	470,000	259,038	34,101	763,139
Qualifying Termination in Connection with Change in Control(3)	822,500	6,623,247	51,152	7,496,899
Death or Disability	—	6,623,247	—	6,623,247
Rich Preece
Qualifying Termination(2)	450,000	—	32,479	482,479
Qualifying Termination in Connection with Change in Control(3)	787,500	6,213,317	48,718	7,049,535
Death or Disability	—	6,213,317	—	6,213,317
Shrisha Radhakrishna
Qualifying Termination(2)	450,000	188,392	34,260	672,652
Qualifying Termination in Connection with Change in Control(3)	787,500	7,122,749	51,391	7,961,640
Death or Disability	—	7,122,749	—	7,122,749
Nicole Miller
Qualifying Termination(2)	415,000	188,392	—	603,392
Qualifying Termination in Connection with Change in Control(3)	615,000	3,496,252	—	4,111,252
Death or Disability	—	3,496,252	—	3,496,252

(1)

The equity acceleration value for each named executive officer is based upon the closing price of our common stock of $11.30 on December 29, 2023, which was the last trading day in 2023. For RSUs, the amounts included in equity acceleration value were determined by multiplying $11.30 by the number of unvested RSUs that would accelerate. For options, the amounts included in equity acceleration value were based on the difference between $11.30 and the exercise price of such options (or zero if the difference is negative) multiplied by the number of unvested stock options that would accelerate.

(2)

For Mr. Wernikoff, represents 12 months of base salary plus Mr. Wernikoff’s annual incentive bonus for 2023 assuming performance at the target level ($550,000). For Messrs. Watson, Preece and Radhakrishna and Ms. Miller, represents 12 months of base salary.

(3)

For Mr. Wernikoff, represents 18 months of base salary plus 150% of Mr. Wernikoff’s annual incentive bonus for 2023 assuming performance at the target level ($550,000). For Messrs. Watson, Preece and Radhakrishna and Ms. Miller represents 12 months of base salary plus the annual incentive bonus for 2023 assuming performance at the target level ($352,500 for Mr. Watson, $337,500 for Mr. Preece and Mr. Radhakrishna and $207,500 for Ms. Miller).

LegalZoom.com, Inc. 2024 PROXY STATEMENT	39

CEO Pay Ratio

Our CEO to median employee pay ratio for 2023 is 163:1. The total 2023 compensation of our CEO was $15,952,976. The total 2023 compensation of our median employee was $97,799. In selecting the median employee under SEC rules, reporting companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee and our CEO to median employee pay ratio may not be directly comparable to similar disclosure by other reporting companies.

Methodology Used to Identify Median Employee

We identified the employee with annual total compensation at the median of the compensation of all of our employees (the “median employee”) by considering our employee population as of December 31, 2023 (the “employee population determination date”). We considered all individuals, excluding our CEO, who were employed by us (including our consolidated subsidiaries) on the employee population determination date, whether employed in the U.S. or outside of the U.S., or on a full-time, part-time, seasonal or temporary basis, including employees on a leave of absence. Contractors and other non-employees were not included in our employee population.

Compensation for purposes of identifying the median employee included the following: (i) target annual base salaries in effect as of December 31, 2023; (ii) actual cash bonus compensation earned between January 1, 2023 and December 31, 2023; and (iii) the target value of equity awards granted between January 1, 2023 and December 31, 2023, which reflects all new hire and “refresh” equity awards granted in 2023 to our employees who were employed as of the employee population determination date. For employees paid other than in U.S. dollars, we converted their compensation into U.S. dollars using foreign exchange rates in effect as of December 31, 2023 as provided in our system of record for compensation information. We did not make any cost-of-living adjustments for employees outside of the U.S. We believe our methodology represents a consistently applied compensation measure because it strikes a balance in terms of administrative burden while consistently treating all of the primary compensation components for our worldwide workforce and capturing a full year of each of those primary compensation components.

After identifying the median employee based on the methodology above, we calculated the annual total compensation for such median employee using the same methodology we used to calculate the amount reported for our NEOs in the “Total” column of the “Executive Compensation Tables—Summary Compensation Table.”

40	2024 PROXY STATEMENT LegalZoom.com, Inc.

Pay-Versus-Performance
Our Chief Executive Officer is the principal executive officer (“PEO”). The following table sets forth information concerning the compensation of our PEO and the other named executive officers for each of the fiscal years ended December
31
, 2023, 2022 and 2021 and our financial performance for
each
such fiscal year:

Year	Summary Compensation Table Total for PEO ($) (1)		Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total For Non-PEO Named Executive Officers ($) (1)		Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (2)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($) (4)	CEBITDA ($) (5)
							Total Shareholder Return ($) (3)	Peer Group Total Shareholder Return ($) (3)
2023	15,952,976		20,239,579	6,480,194		8,875,106	29.85	71.27	13,953,160	122,040,629
2022	10,398,594		(10,419,083)	5,676,307		(2,068,778)	20.45	44.15	(48,733,016)	80,878,805
2021	18,860,829	(6)	34,286,052	30,474,909	(6)	9,876,874	42.46	84.20	(108,663,739)	65,544,984

(1)	For the fiscal years ended December 31, 2023, 2022 and 2021, our PEO and remaining non-PEO named executive officers were as follows:

Year	PEO	Non-PEO Named Executive Officers
2023	Mr. Wernikoff	Messrs. Watson, Preece and Radhakrishna and Ms. Miller
2022	Mr. Wernikoff	Messrs. Watson, Preece and Radhakrishna and Ms. Miller
2021	Mr. Wernikoff	Messrs. Watson and Preece

(2)
The following table reflects the adjustments used to calculate compensation actually paid from the summary compensation table amounts for 2023. The summary compensation table amounts and the compensation actually paid amounts do not reflect the actual amount of compensation earned by or paid to our executive officers during the applicable year, but rather are amounts determined in accordance with Item 402 of Regulation
S-K
under the Exchange Act. For information regarding the decisions made by our Compensation Committee in regards to our executive officers’ compensation for 2023, see the “
Compensation Discussion and Analysis
” section above.

	2023
	PEO	Average for Non- PEO Named Executive Officers

Total Reported in Summary Compensation Table	$15,952,976	$6,480,194
Minus: Reported SCT Value of Equity Awards (a)	$14,916,699	$5,746,016
Plus: Equity Award Adjustments (b)	$19,203,302	$8,140,928
Compensation Actually Paid	$20,239,579	$8,875,106

(a)	The amounts included in this column are the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for each applicable year.

(b)
The equity award adjustments for each applicable year were calculated in accordance with the methodology required by Item 402(v) of Regulation
S-K.
The amounts deducted or added in calculating the equity award adjustments are provided in the table below:

	Year End Fair Value of Awards Granted in the Year	Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year-Over-Year Change in Fair Value of Equity Awards Granted in Prior Years That Vested During the Year	Total Equity Award Adjustments
PEO	$14,302,904	$1,610,146	$3,290,252	$19,203,302
Non-PEO	$5,661,565	$1,251,224	$1,228,139	$8,140,928

LegalZoom.com, Inc. 2024 PROXY STATEMENT	41

(3)
Peer group total shareholder return reflects the Company’s peer group (Nasdaq CTA Internet Index) as reflected in our Annual Report on
Form 10-K
for the year ended December 31, 2023 and filed with the SEC on February 29, 2024. Each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on June 29, 2021, the date of our IPO.

(4)	Represents net income (loss) reported in our audited financial statements for the applicable year.

(5)
The Company’s most important financial performance measure is CEBITDA (Adjusted EBITDA plus change in deferred revenue), a non-GAAP
measure. Adjusted EBITDA is defined as set forth in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2023, which was filed with the SEC on February 29, 2024. Adjusted EBITDA is then further adjusted for the change in transaction and subscription deferred revenue for the period, which was $3.35 million for the year ended December 31, 2023.

(6)
The total compensation reported in the Summary Compensation Table in 2021 for our PEO and
non-PEO
named executive officers includes the incremental fair value related to modifications of stock awards granted in prior years. See the section titled “
Executive Compensation Tables—Summary Compensation Table—2021 Equity Award Modifications
” above. For our named executive officers in 2021, the total modification value included in the reported value of equity awards in the Summary Compensation Table was as follows: Mr. Wernikoff ($11,355,440), Mr. Watson ($26,792,346) and Mr. Preece ($26,158,244).

Pay-Versus-Performance
Relationship Descriptions
We chose CEBITDA as our Company Selected Measure for evaluating
Pay-versus-Performance
because it is one of the key metrics used in our annual bonus plan. See above under “
Compensation Discussion and Analysis—Material Elements of Compensation—Annual Bonus Plan
.”
It is important to note that the compensation actually paid amounts reflected in the table above and in the graphs below do not necessarily reflect the actual value that an executive will receive in the stated fiscal year as such value will depend on a variety of factors. For example, the value of PSUs that an executive will receive will ultimately depend on the stock price at the time of vesting along with the financial performance metrics achieved during the performance period and, therefore, remain at risk of forfeiture or reduction until the time of vesting.
The following graph reflects the relationship between the compensation actually paid or earned by our na
med executive officers and (i) the Company’s cumulative total stockholder return and (ii) the cumulative total stockholder return of the Nasdaq CTA Internet index (as disclosed above), in each case, assuming an initial fixed investment of $100 on June 30, 2021, the date of our IPO.

42	2024 PROXY STATEMENT LegalZoom.com, Inc.

The following graph compares the compensation actually paid to our PEO, the average compensation actually paid to our remaining named executive officers and net loss.

The following graph compares the compensation actually paid to our PEO, the average compensation actually paid to our remaining named executive officers and CEBITDA.

Tabular List of Financial Performance Measures
The following table presents the financial and
non-financial
measures that, in our assessment, represent the most important financial measures used by
the Company to link compensation actually paid to our named executive officers to Company performance in 2023. CEBITDA (a financial performanc
e
measure) and subscription bookings and net bookings (each a
non-financial
performance measure) are each used for purposes of determining cash payouts under the Company’s annual bonus plan. CEBITDA is the only financial performance measure we used to link compensation actually paid to our named executive officers to Company performance in 2023. See above under “
Compensation Discussion and Analysis—Material Elements of Compensation—Annual Bonus Plan
.” Over time we have considered different performance measures to be the most important, and we would expect them to change in the future as well.

Most Important Performance Measures
CEBITDA Subscription Bookings Net Bookings
All information provided above under the
“Pay-Versus-Performance”
heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	43

Equity Compensation Plan Information

The following table contains information about our equity compensation plans as of December 31, 2023. As of such date, we had outstanding awards under three equity compensation plans: our 2016 Plan, our 2021 Plan and our 2021 Employee Stock Purchase Plan (the “ESPP”).

Plan Category	Number of securities to be issued upon exercise/vesting of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	28,026,301	$10.53	16,011,298
Equity compensation plans not approved by security holders	—	—	—
Total	28,026,301	$10.53	16,011,298

(a)	Consists of 14,005,501 shares issuable upon the vesting of outstanding RSUs and 14,020,800 shares issuable upon the exercise of stock options.
(b)	Excludes RSU awards which do not have an exercise price.
(c)

Excludes securities reflected in column (a). Includes 16,011,298 shares available for grant under the 2021 Plan and 8,878,554 shares available for grant under the ESPP, including shares subject to purchase during the purchase period in effect as of December 31, 2023. Excludes 9,426,923 and 2,828,077 shares that were added to the 2021 Plan and the ESPP, respectively, on January 1, 2024 pursuant to the evergreen provisions thereunder that provide for automatic annual increases on January 1 of each year until January 1, 2031 equal to 5% of our outstanding shares as of the preceding December 31 in the case of the 2021 Plan and the lesser of 7,105,076 shares or 1.5% of our outstanding shares as of the preceding December 31 in the case of the ESPP (or such lesser amounts as approved by the Board). As of December 31, 2023, there were no shares available for future grants under the 2016 Plan.

44	2024 PROXY STATEMENT LegalZoom.com, Inc.

Proposal 2:

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. In accordance with its charter, the Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence at least annually.

PricewaterhouseCoopers LLP (“PwC”) has served as the Company’s independent registered public accounting firm since 2006 when the Company was privately held and has continued to serve as such since the Company’s IPO in June 2021. Our Audit Committee has re-appointed PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The members of the Audit Committee believe that the continued retention of PwC would be beneficial for the Company. However, the Board and the Audit Committee value the opinion of our stockholders and consider the appointment of the Company’s independent registered public accounting firm to be an important matter of stockholder concern. As such, the appointment of PwC is being submitted to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify this appointment, the Audit Committee will consider the outcome of the vote in determining whether to retain PwC for the year ending December 31, 2024. Even if the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

One or more representatives of PwC are expected to be present at the Annual Meeting virtually, be available to respond to appropriate questions and will have an opportunity to make a statement, if desired.

Principal Accountant Fees and Services

The following is a summary of the aggregate fees billed to us by PwC for the years ended December 31, 2023 and December 31, 2022:

Fees (in thousands)	2023	2022
Audit Fees(1)	$3,680	$3,625
Audit-Related Fees	—	—
Tax Fees(2)	691	973
All Other Fees(3)	7	7

Total	$4,377	$4,605

(1)  Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements, including fees billed in connection with our filing of a registration statement on Form S-3 and related secondary equity offerings in 2023.

(2)  Tax fees comprise fees for a variety of permissible services relating to tax compliance, tax studies, and tax advice.

(3)  All Other Fees relate to license fees for accounting research and disclosure checklist software.

Pre-Approval of Audit and Permissible Non-Audit Services Policy

The Audit Committee charter provides that the Audit Committee shall approve all audit and permissible non-audit related services that the Company’s independent registered public accounting firm provides to the Company before the engagement begins, unless applicable law and stock exchange listing requirements allow otherwise. All of the services and fees identified in the table above were approved in accordance with SEC and PCAOB requirements and, following our IPO, pursuant to the pre-approval policy described in this paragraph.

Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2024 requires the affirmative vote of holders of a majority of the voting power of the shares present in person by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on Proposal 2. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 2. Abstentions will not be counted in determining the outcome of Proposal 2.

Our Board unanimously recommends a vote “FOR” ratification of the appointment of PwC as our independent registered public accounting firm.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	45

Audit Committee Report

The Audit Committee of the Company’s Board of Directors is composed of independent directors who satisfy the requirements of Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1)(i) thereunder and the current listing standards of Nasdaq. The Audit Committee operates pursuant to a written charter.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and PwC, and has discussed with PwC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Additionally, the Audit Committee has received the written disclosures and the letter from PwC, as required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. Based upon such review and discussion, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Audit Committee

John Murphy, Chair

Neil Tolaney

Christine Wang

The foregoing report of the Audit Committee shall not be deemed to be part of or incorporated by reference in any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed “soliciting materials” or “filed” under either the Securities Act or the Exchange Act.

46	2024 PROXY STATEMENT LegalZoom.com, Inc.

Proposal 3:

Advisory Vote on Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking our stockholders to vote, on a non-binding, advisory basis, to approve the compensation of our named executive officers. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders APPROVE, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement, which includes the “Compensation Discussion and Analysis,” the accompanying tables, and the related narrative disclosure, pursuant to the SEC’s executive compensation disclosure rules.

This vote is advisory and not binding on us or our Board of Directors. However, our Board of Directors values the opinions that our stockholders express with their votes and the votes will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

Vote Required

Under our Bylaws, this proposal regarding an advisory vote on the compensation of our named executive officers requires the affirmative vote of holders of a majority of the voting power of the shares present in person by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes). Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 3. Abstentions and broker non-votes will not be counted in determining the outcome of Proposal 3.

Our Board unanimously recommends a vote, on an advisory basis, “FOR” the compensation of our named executive officers.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	47

Certain Relationships and Related Party Transactions

Related Person Transactions

The following includes a summary of transactions since January 1, 2023 and any currently proposed transactions, to which we were or are to be a participant, in which (1) the amount involved exceeded or will exceed $120,000, and (2) any of our directors, executive officers or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest. Other than as described below under this section, since January 1, 2023, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related person where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s length transactions.

Investors’ Rights Agreement

We previously entered into an investors’ rights agreement containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of our capital stock. The holders of more than 5% of our capital stock that are party to this agreement are LucasZoom, the TCV entities and entities affiliated with Francisco Partners. This agreement terminated upon the closing of the IPO, except for the registration rights granted under the agreement, which will terminate upon the completion of a deemed liquidation event, or with respect to any particular holder, on the date such holder, together with its permitted transferees, affiliates and co-investors, beneficially owns less than 1% of our outstanding common stock and such holder can sell its shares under Rule 144 of the Securities Act.

Secondary Equity Offering

On September 11, 2023, a secondary public offering of 16,100,000 shares of our common stock by LucasZoom was completed at a price to the public of $10.00 per share before underwriting discounts and commissions. Concurrently with the completion of the secondary offering, we repurchased 4,718,755 shares of our common stock for an aggregate purchase price of approximately $45.1 million directly from LucasZoom in a private, non-underwritten transaction at a price per share of $9.55, which was equal to the price paid by the underwriters to LucasZoom in the secondary offering. The stock repurchase was funded from cash on hand and was part of our then-existing 2022 share repurchase program.

Policies and Procedures for Related Person Transactions

We have adopted a written policy on transactions with “Related Persons,” defined in the policy as any (1) person who is or was (since the beginning of the Company’s last completed year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than 5% beneficial owner of the Company’s common stock, or (3) the immediate family members of any of the foregoing. For purposes of this policy, a “Related Person Transaction” is defined as any transaction, arrangement, relationship or series of similar transactions, arrangements or relationships in which the Company and any Related Person, directly or indirectly, are, were or will be participants and in which the amount involved exceeds $120,000. The Audit Committee (or such other committee of the Board as may be designated by the Board of Directors) will review the material facts of all Related Person Transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the Related Person Transaction, taking into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. If advance Audit Committee approval of a Related Person Transaction requiring the Audit Committee’s approval is not feasible, then the Related Person Transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified as soon as reasonably practicable.

All of the transactions described in this section were entered into prior to the adoption of this amended policy. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our Board of Directors. Our Board of Directors considered this information when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

48	2024 PROXY STATEMENT LegalZoom.com, Inc.

Beneficial Ownership of Securities

The following table sets forth information as of April 11, 2024 (or as of the date otherwise indicated below) regarding beneficial ownership by: each person known to us to beneficially own more than 5% of any class of our outstanding common stock; our directors and director nominees; each of our named executive officers (as listed in the Summary Compensation Table above); and all of our directors and executive officers as a group.

Unless otherwise noted, the mailing address of each listed beneficial owner is c/o LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041.

The number of shares beneficially owned by each entity or individual is determined under the SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of June 10, 2024 (60 days after April 11, 2024) through the exercise of any stock options, through the vesting/settlement of RSUs payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after June 10, 2024 and any RSUs vesting/settling, as applicable, on or before June 10, 2024 that may be payable in cash or shares at LegalZoom’s election. Unless otherwise indicated, each person has sole voting and investment power (or shares such power with his or her spouse, as applicable) with respect to the shares set forth in the following table.

The number of shares of common stock and percentage of beneficial ownership set forth below is computed on the basis of 188,876,193 shares of our common stock issued and outstanding as of April 11, 2024.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Beneficial Ownership (%)
5% Stockholders
Entities affiliated with Francisco Partners(1)	28,625,744	15.2
Entities affiliated with TCV(2)	16,396,313	8.7
The Vanguard Group(3)	15,777,144	8.4
T. Rowe Price Associates, Inc.(4)	11,396,479	6.0
BlackRock, Inc.(5)	10,623,921	5.6

Named Executive Officers and Directors
Dan Wernikoff(6)	8,589,138	4.4
Nicole Miller(7)	1,510,376	*
Rich Preece(8)	2,885,549	1.5
Shrisha Radhakrishna(9)	1,587,155	*
Noel Watson(10)	1,413,560	*
Jeffrey Stibel(11)	6,625,684	3.5
Elizabeth Hamren(12)	44,386	*
John Murphy(13)	38,125	*
Neil Tolaney	40,000	*
Christine Wang	—	*
Sivan Whiteley(14)	48,021	*
All current executive officers and directors as a group (10 persons)(15)	19,896,445	10.5

*   Represents beneficial ownership of less than 1%.

(1)  The number of shares of our common stock beneficially owned by entities affiliated with Francisco Partners (“Francisco”) is based on the Schedule 13G filed by Francisco with the SEC on February 14, 2022 (the “Francisco 13G”). 23,854,788 shares of common stock are held by FPLZ I, L.P. and (ii) 4,770,956 shares of common stock are held by FPLZ II, L.P. Francisco Partners GP V, L.P. (the “GP”) is the general partner of each of FPLZ I and FPLZ II, and Francisco Partners GP V Management, LLC (the UGP”) is the general partner of the GP. Francisco Partners Management, L.P. (“FPM LP”) serves as the investment manager for each of FPLZ I and FPLZ II. As a result, each of FPM, the UGP, and the GP may be deemed to share voting and dispositive power over the Common Shares held, but each disclaims beneficial ownership. Dipanjan Deb, a member of our board of directors, David Golob, Ezra Perlman, Keith Geeslin, and Megan Karlen are members of FPM LP’s investment committee and share voting and dispositive power over the shares held by FPLZ I, L.P. and FPLZ II, L.P. As a result, the members of FPM LP’s investment committee may be deemed to have or share beneficial ownership of the shares held, but each member of the investment committee disclaims beneficial ownership of such shares. According to the Francisco 13G, (i) the address for these entities is One Letterman Drive, Building C—Suite 410, San Francisco, CA 94129 and (ii) FPLZ I has shared voting and dispositive power with respect to 23,854,788 shares. FPLZ II has shared voting and dispositive power over 4,770,956 shares; and each of FPM LP, the UGP and the GP has shared voting and dispositive power over 28,625,744 shares.

(2)  The number of shares of our common stock beneficially owned by entities affiliated with TCV is based on the Schedule 13G/A filed by TCV with the SEC on February 14, 2024 (the “TCV 13G”). (i) 11,604,930 shares of common stock are held by TCV IX, L.P., (“TCV IX”) (ii)

LegalZoom.com, Inc. 2024 PROXY STATEMENT	49

1,714,832 shares of common stock are held by TCV IX (A), L.P. (“TCV IX (A)”), (iii) 619,789 shares of common stock are held by TCV IX (B), L.P. (“TCV IX (B)”), (iv) 897,108 shares of common stock are held by TCV Member Fund, L.P. (“Member Fund”) and (v) 1,559,654 shares of common stock are held by TCV IX (A) Opportunities, L.P. (“TCV IX (A) Opportunities” and together with TCV IX, TCV IX (A), TCV IX (B) and Member Fund, the “TCV Entities”). The general partner of Member Fund is Technology Crossover Management IX, Ltd. (“Management IX”), and the general partner of each of TCV IX, TCV IX (A), TCV IX (A) Opportunities and TCV IX (B) is Technology Crossover Management IX L.P. (“TCM IX”). The general partner of TCM IX is Management IX. Management IX may be deemed to have the sole voting and dispositive power over the shares held the TCV Entities. Management IX may be deemed to beneficially own the securities held by the TCV Entities but disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. Jay C. Hoag, Jon Q. Reynolds Jr., Timothy P. McAdam and Christopher P. Marshall are the Class A Directors of Management IX, and each disclaims beneficial ownership of the securities held by the TCV Entities except to the extent of his pecuniary interest therein. According to the TCV 13G, (i) the address of the entities is 250 Middlefield Road, Menlo Park, CA 94025, and (ii) Management IX has sole voting and dispositive power with respect to 16,396,313 shares; TCM IX has sole voting and dispositive power with respect to 15,499,205 shares; TCV IX has sole voting and dispositive power with respect to 11,604,930 shares; TCV IX (A) has sole voting and dispositive power with respect to 1,714,832 shares; TCV IX (A) Opportunities, L.P. has sole voting and dispositive power with respect to 1,559,654 shares; TCV IX (B) has sole voting and dispositive power with respect to 619,789 shares; and Member Fund has sole voting and dispositive power with respect to 897,108 shares.
(3)

The number of shares of our common stock beneficially owned by The Vanguard Group. (“Vanguard”) is based on the Schedule 13G filed by Vanguard with the SEC on February 13, 2024 (the “Vanguard 13G”). According to the Vanguard 13G, Vanguard has shared voting power over 214,789 shares, sole dispositive power over 15,445,400 shares, and shared dispositive power over 331,744 shares. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)

The number of shares of our common stock beneficially owned by T. Rowe Price Associates, Inc. (“TRP”) is based on the Schedule 13G filed by TRP with the SEC on February 14, 2022 (the “TRP 13G”). According to the TRP 13G, TRP has sole voting power over 3,495,372 shares and sole dispositive power over 11,396,479 shares. The address of TRP is 100 E. Pratt Street, Baltimore, MD 21202.

(5)

The number of shares of our common stock beneficially owned by BlackRock, Inc. (“BlackRock”) is based on the Schedule 13G filed by BlackRock with the SEC on February 2, 2024 (the “BlackRock 13G”). According to the BlackRock 13G, BlackRock has sole voting power over 10,496,460 shares and sole dispositive power over 10,623,921 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(6)

Includes 83,954 shares issuable upon the vesting of RSUs within 60 days of April 11, 2024 and 8,322,399 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 11, 2024.

(7)

Includes 38,046 shares issuable upon the vesting of RSUs within 60 days of April 11, 2024 and 1,445,925 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 11, 2024.

(8)

Includes 2,712,677 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 11, 2024. Mr. Preece ceased to serve as an executive officer of the Company as of March 31, 2024.

(9)

Includes 79,140 shares issuable upon the vesting of RSUs within 60 days of April 11, 2024 and 1,226,560 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 11, 2024.

(10)

Includes 77,447 shares issuable upon the vesting of RSUs within 60 days of April 11, 2024 and 1,154,308 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 11, 2024.

(11)

Includes (i) 62,112 shares subject to options held by Mr. Stibel that are exercisable within 60 days of April 11, 2024; (ii) 13,584 shares subject to options held by Bryant Stibel Fund I (“BS Fund”) that are currently exerciseable; (iii) 294,326 shares held by the Escondido Children’s Trust; (iv) 537,779 shares held by Travron Trust; (v) 2,807,719 shares held by CES 2020 Trust and (vi) 2,807,719 shares held by JMS 2020 Trust. Mr. Stibel is the manager of Carbon Investments, LLC, which is a co-manager of BS Fund, and may be deemed to beneficially own the shares held by BS Fund. Mr. Stibel disclaims beneficial ownership of securities held by Escondido Children’s Trust, Travron Trust, and CES 2020 Trust, except to the extent of his pecuniary interest therein.

(12)	Includes 20,010 shares issuable upon the vesting of RSUs within 60 days of April 11, 2024.
(13)	Includes 20,010 shares issuable upon the vesting of RSUs within 60 days of April 11, 2024.
(14)	Includes 20,010 shares issuable upon the vesting of RSUs within 60 days of April 11, 2024.
(15)

Includes 338,617 shares issuable upon the vesting of RSUs within 60 days of April 11, 2024 and 12,224,888 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 11, 2024.

50	2024 PROXY STATEMENT LegalZoom.com, Inc.

Questions & Answers About the Annual Meeting

Why am I receiving these materials?

Pursuant to SEC rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to the beneficial owners. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2023 Annual Report on Form 10-K, on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice. If a stockholder properly requests paper copies of this Proxy Statement, we intend to mail the Proxy Statement, together with a proxy card, to such stockholder within three business days of his or her request.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and vote on the following matters, as well as any other business properly brought before the Annual Meeting:

•

Proposal 1: To elect the four director nominees named in the Proxy Statement as Class III directors of the Company to serve for a three-year term and until their respective successors have been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification.

•	Proposal 2: To ratify the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

•	Proposal 3: To conduct an advisory vote on the compensation of the Company’s named executive officers.

What are the Board’s recommendations on each of the proposals?

The Board recommends that stockholders vote:

•

“FOR” each of the four director nominees named in the Proxy Statement as Class III directors of the Company to serve for a three-year term and until their respective successors have been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification.

•	“FOR” ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

•	“FOR” the compensation of the Company’s named executive officers.

Who is entitled to vote?

Only the holders of record of the shares of our common stock at the close of business on April 11, 2024 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter voted upon at the Annual Meeting. As of the Record Date, 188,876,193 shares of common stock were outstanding.

How can I participate at the Annual Meeting?

We are holding the Annual Meeting virtually via live audio webcast. Stockholders may participate in the Annual Meeting by visiting www.proxydocs.com/LZ. To participate in the Annual Meeting, you will need the control number provided on your Notice, or on your proxy card or voting instruction form that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you may also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the attendance process. The Annual Meeting will begin promptly at 9:00 a.m., Pacific Time. Please allow ample time for online check-in, which will begin at 8:45 a.m. Pacific Time. See “Virtual Annual Meeting” for additional information.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	51

How do I vote?

You may vote by submitting a proxy or voting instructions prior to the Annual Meeting or you may vote by attending the virtual Annual Meeting.

Submitting a Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a printed copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Submitting Voting Instructions for Shares Registered in Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you. If you vote by Internet or telephone, then you need not return a written voting instruction form by mail.

Vote at the Virtual Annual Meeting. If you plan to vote at the virtual Annual Meeting, you will be given the opportunity to do so. Please note that if your shares are held of record by a broker, bank or other nominee and you decide to attend and vote virtually at the Annual Meeting, you may be instructed to obtain a legal proxy from your broker, bank, or other nominee and to submit a copy in advance of the meeting. Please visit www.proxydocs.com/LZ for additional information.

Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

What is the deadline for voting my shares if I do not attend the Annual Meeting?

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 9:00 a.m. Pacific Time on June 6, 2024 in order for your shares to be voted at the Annual Meeting. If you are a stockholder of record and you received a printed set of proxy materials, you also have the option of completing, signing, dating and returning the proxy card enclosed with the proxy materials before the Annual Meeting in order for your shares to be voted at the meeting. If you are a beneficial owner of shares of our common stock, please comply with the deadlines included in the voting instructions provided by the bank, broker or other nominee that holds your shares.

Can I revoke or change my vote after I submit my proxy or voting instructions?

A stockholder of record may revoke a previously submitted proxy at any time before it is exercised by:

•

delivering a later dated proxy card or by submitting another proxy by telephone or the Internet (any change to your proxy that is provided by telephone or the Internet must be submitted by 9:00 a.m. Pacific Time on June 6, 2024);

•

delivering a written notice of revocation to Company’s Chief Legal Officer at LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041 prior to the voting of the proxy at the Annual Meeting; or

•	by voting at the Annual Meeting. Simply attending the virtual Annual Meeting will not revoke your proxy.

If your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change or revoke your voting instructions.

How will my shares be voted on the proposals at the Annual Meeting?

The shares of common stock represented by all properly submitted proxies will be voted at the Annual Meeting as instructed or, if no instruction is given, will be voted “FOR” each of the four Class III director nominees (Proposal 1), “FOR” ratification of the appointment of PwC (Proposal 2) and “FOR” the compensation of the Company’s named executive officers (Proposal 3).

52	2024 PROXY STATEMENT LegalZoom.com, Inc.

If you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal 2 (the ratification of the appointment of PwC as our independent registered public accounting firm) is considered routine under applicable rules of the New York Stock Exchange, while each of the other proposals to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal 2 at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

How will voting on any other business be conducted?

As to any other business that may properly come before the Annual Meeting, all properly submitted proxies will be voted by the proxyholders named in the proxy card, in their discretion. We do not presently know of any other business that may come before the Annual Meeting.

What constitutes a quorum?

The presence, in person, by remote communication, or by proxy, of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares “present” at the Annual Meeting for purposes of determining whether a quorum exists.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. Directors are elected by a plurality of the votes present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. As a result, the four nominees who receive the highest number of shares voted “For” their election will be elected. Stockholders may vote “For” or “Withhold” their vote from one or more of the director nominees. “Withhold” votes and broker non-votes will have no effect on the outcome of the election of directors.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2024 requires the affirmative vote of holders of a majority of the voting power of the shares present in person by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on Proposal 2. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 2. Abstentions will not be counted in determining the outcome of Proposal 2.

Proposal 3: Advisory Vote on the Compensation of the Company’s Named Executive Officers. Approval of the compensation of our named executive officers requires the affirmative vote of holders of a majority of the voting power of the shares present in person by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on Proposal 3. Abstentions and broker non-votes will not be counted in determining the outcome of Proposal 3. The vote on Proposal 3 is advisory only, and therefore not binding on the Company, the Compensation Committee or our Board. Although non-binding, our Board of Directors values the opinions that our stockholders express with their votes and the votes will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	53

Virtual Annual Meeting

The Annual Meeting will be a completely virtual meeting of stockholders conducted through a live audio webcast at www.proxydocs.com/LZ, which will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions.

Benefits of a Virtual Annual Meeting

•

We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location.

•

We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management.

Attendance at the Virtual Annual Meeting

•	All stockholders of our common stock as of the Record Date may attend the Annual Meeting at www.proxydocs.com/LZ and vote their shares or ask questions during the Annual Meeting.

•	To attend and participate in the Annual Meeting by voting or asking questions, you will need the control number included on your proxy card, voting instruction form or Notice, as applicable.

•

If you were a stockholder as of the Record Date, you may vote shares held in your name as the stockholder of record or shares for which you are the beneficial owner but not the stockholder of record electronically during the Annual Meeting through the online virtual annual meeting platform by following the instructions provided when you log in to the online virtual annual meeting platform.

•

On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting beginning at 8:45 a.m., Pacific Time, and the Annual Meeting will begin promptly at 9:00 a.m., Pacific Time. Please allow ample time for online login.

•

We will have technicians ready to assist with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties with your control number or submitting questions, you may call the technical support number that will be posted in the Annual Meeting portal.

•	Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Questions at the Virtual Annual Meeting

•

Stockholders will have the opportunity to submit questions beginning at 8:45 a.m. Pacific Time on the date of the Annual Meeting by following the instructions on the virtual-only Annual Meeting platform. Questions will be limited to one per stockholder unless time otherwise permits.

•

Following the presentation of all proposals at the Annual Meeting, we will spend up to 15 minutes answering stockholder-submitted questions that comply with the meeting rules of conduct, which will be posted on the online virtual annual meeting platform.

54	2024 PROXY STATEMENT LegalZoom.com, Inc.

Submission of Stockholder Proposals and Nominations of Directors and Other Business

Proposals to be Included in Proxy Materials

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2025 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company by email at investor@legalzoom.com or in writing, c/o our Company’s Chief Legal Officer, LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041 no later than the close of business on December 25, 2024. However, if the date of the 2025 annual meeting changes by more than 30 days from the one-year anniversary of the date of the 2024 annual meeting, then such proposals must be received a reasonable time before we begin to print and send our proxy materials for the 2025 annual meeting.

Nominations or Proposals Not Included in Proxy Materials

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at our 2025 annual meeting of stockholders (but not for inclusion in the proxy statement relating to such meeting). Notice of a nomination or other proposal of business must be delivered to the Company by email at investor@legalzoom.com or in writing, c/o our Company’s Chief Legal Officer, LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or 30 days after such anniversary date, to be timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2025 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no earlier than the close of business on February 6, 2025 and no later than the close of business on March 8, 2025. Nominations and proposals also must satisfy other requirements set forth in the bylaws.

For purposes of these proposals, “close of business” shall mean 6:00 p.m. Pacific Time at the principal executive offices of the Company on any calendar day, whether or not the day is a business day.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 annual meeting of stockholders must provide written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2025. If we change the date of our 2025 annual meeting of stockholders to a date that is before May 7, 2025, or after July 6, 2025, the written notice must be received by the later of the 60th day prior to our 2025 annual meeting of stockholders, or the 10th day following the day on which we publicly announce the date of our 2025 annual meeting of stockholders. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	55

Important Additional Information

Householding Information

Unless we have received contrary instructions, we may send a single copy of the Notice or this Proxy Statement to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together, both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should notify us by email at investor@legalzoom.com or in writing, c/o our Company’s Chief Legal Officer, LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041 or by telephone at (323) 962-8600 to inform us of his or her request. If a broker holds the shares, the stockholder should contact such broker directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the Annual Report on Form 10-K for the year ended December 31, 2023, including the financial statements. Any requests for copies of information, reports or other filings with the SEC should be directed to our Chief Legal Officer, LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041. The Annual Report and this proxy statement are also available online at https://investors.legalzoom.com.

Other Business

We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common stock represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our Board.

56	2024 PROXY STATEMENT LegalZoom.com, Inc.

Appendix A – Non-GAAP Reconciliations

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as net income (loss) adjusted to exclude interest expense, interest income, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation, impairment of goodwill, long-lived and other assets, legal expenses, restructuring expenses, transaction-related expenses and certain other non-recurring income and expenses from time to time. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.

Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA. Some of these limitations include that the non-GAAP financial measure:

•	may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;

•	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•	excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and

•	does not reflect certain other expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated (unaudited):

	Twelve Months Ended December 31,
	2023	2022
	(in thousands, except percentages)
Net income (loss)	$13,953	$(48,733)
Interest expense	493	260
Interest income	(9,307)	(1,803)
Provision for income taxes	17,541	1,060
Depreciation and amortization	25,383	21,745
Other (income) expense, bet	(1,621)	4,477
Stock-based compensation	66,015	80,469
Impairment of other equity security	—	3,000
Impairment of long-lived assets	—	237
Transaction-related expenses	—	758
Restructuring costs(1)	4,666	1,795
Certain other non-recurring expenses(2)	1,568	440

Adjusted EBITDA	$118,691	$63,705

Net income (loss) margin	2%	(8)%

Adjusted EBITDA margin	18%	10%

(1) For 2023, restructuring costs related to the reduction of our U.S. and U.K. headcount. For 2022, restructuring expenses related to a phased severance event to reduce the U.S. headcount in June and August 2022. Restructuring expenses include salary and benefits for the impacted employees and are included in general and administrative expenses in the consolidated statements of operations.

LegalZoom.com, Inc. 2024 PROXY STATEMENT	A-1

(2) For 2023, certain other non-recurring expenses included costs incurred by us in conjunction with the secondary offerings of shares of our common stock by a selling stockholder in September 2023 and November 2023. For 2022, certain other non-recurring expenses included costs related to the departure of a member of management.

Free Cash Flow

Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider Free cash flow to be an important measure because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash used in or provided by operating activities.

The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Twelve Months Ended December 31,
	2023	2022
	(in thousands)
Net cash provided by operating activities	$124,308	$73,837
Purchase of property and equipment	(31,593)	(22,098)

Free cash flow	$92,715	$51,739

A-2	2024 PROXY STATEMENT LegalZoom.com, Inc.

LEGALZOOM

Proxy Statement & Notice of Annual Meeting

2024

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting LegalZoom.com, Inc. Annual Meeting of Stockholders For Stockholders of Record as of April 11, 2024 Thursday, June 6, 2024 9:00 AM, Pacific Time Annual meeting to be held live via the Internet - please visit www.proxydocs.com/LZ for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Pacific Time, June 6, 2024. Internet: www.proxypush.com/LZ Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-506-4620 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/LZ This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Dan Wernikoff and Nicole Miller (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of LegalZoom.com, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true given and . lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 AND ACCORDING TO THE DISCRETION OF THE POSTPONEMENT NAMED PROXIES ON THEREOF ANY OTHER . MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance this card. with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

LegalZoom.com, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: “FOR” ALL DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 PROPOSAL 1. Election of Directors 1.01 Elizabeth Hamren #P2# 1.02 John Murphy #P3# 1.03 Jeffrey Stibel #P4# 1.04 Dan Wernikoff #P5# 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. #P6# 3. An advisory vote on the compensation of the Company’s named executive officers. #P7# 4. To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof. BOARD OF DIRECTORS YOUR VOTE RECOMMENDS FOR WITHHOLD FOR #P2# FOR #P3# FOR #P4# FOR #P5# FOR AGAINST ABSTAIN FOR #P6# #P6# FOR #P7# #P7# You must register to attend the meeting online and/or participate at www.proxydocs.com/LZ Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date